Exhibit 99.2
Execution Copy

STOCK PURCHASE AGREEMENT
among
TeleTech Holdings, Inc.,
Insight Enterprises, Inc.
and
Direct Alliance Corporation

Dated as of June 14, 2006

TABLE OF CONTENTS

SECTION 1. DEFINITIONS	1

SECTION 2. SALE AND PURCHASE OF STOCK	7

2.1 Sale and Purchase of Stock	7

2.2 Purchase Price	7

2.3 Working Capital	7

2.4 Clawback	9

2.5 Bonus Payment	9

2.6 Excluded Assets	10

SECTION 3. CLOSING	10

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER	10

4.1 Organization, Good Standing, Qualification and Authority	10

4.2 Capitalization; Title to Stock	11

4.3 Subsidiaries; Assets	11

4.4 No Violations; Consents	12

4.5 Agreements and Actions	12

4.6 Compliance with Laws	13

4.7 Financial Statements	13

4.8 No Material Adverse Change	13

4.9 Employee Plans	15

4.10 Licenses and Permits	16

4.11 Company Assets, Equipment and Client Information	16

4.12 Intellectual Property	17

4.13 Real Property	17

4.14 Labor Agreements and Employees	18

4.15 Tax Matters	18

4.16 Insurance	20

4.17 Litigation, Actions and Proceedings	20

4.18 Confidentiality Agreements	20

4.19 Corporate Documents	20

4.20 Powers of Attorney	21

4.21 Restrictions on Business Activities	21

ii

4.22 Environmental Matters	21

4.23 Brokers’ and Finders’ Fees	21

4.24 No Conflict of Interest	21

SECTION 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER	22

5.1 Organization, Qualification and Authority	22

5.2 Availability of Funds	22

5.3 No Violations	22

5.4 Litigation, Actions and Proceedings	22

5.5 Brokers	23

5.6 Acquisition of Shares for Investment	23

SECTION 6. PRE-CLOSING COVENANTS OF SELLER	23

6.1 Conduct of Business	23

6.2 Access	24

6.3 Exclusivity	25

SECTION 7. PRE-CLOSING COVENANTS OF PURCHASER	25

7.1 Cooperation	25

SECTION 8. POST-CLOSING COVENANTS	25

8.1 Employee Matters	25

8.2 Joint Employee Plans with Seller	26

8.3 Non-Solicitation and Covenant Not to Compete	26

8.4 Cooperation; Books and Records	26

8.5 Quarles & Brady Claim	27

8.6 Transfer Taxes	27

8.7 Payment of Taxes	27

SECTION 9. CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE	27

9.1 Accuracy of Representations and Warranties	27

9.2 Performance	27

9.3 Consents or Waivers Obtained	28

9.4 No Injunction	28

9.5 Encumbrances; Stock Certificates	28

9.6 Delivery of Documents	28

9.7 Financial Statements	28

9.8 Lease Agreement	28

iii

9.9 Release of Credit Support Obligations	28

9.10 Automatic Transfer of Funds	28

9.11 Resignations of Directors	28

9.12 No Material Adverse Effect	28

SECTION 10. CONDITIONS TO OBLIGATION OF SELLER TO CLOSE	28

10.1 Accuracy of Representations and Warranties	28

10.2 Performance	29

10.3 Approvals	29

10.4 No Injunction	29

10.5 Release of Guarantees	29

SECTION 11. INDEMNIFICATION	29

11.1 Indemnification by Seller	29

11.2 Indemnification by Purchaser	30

11.3 Matters Involving Third Parties	30

SECTION 12. TERMINATION OF AGREEMENT	32

12.1 Right to Terminate Agreement	32

12.2 Effect of Termination	32

SECTION 13. MISCELLANEOUS PROVISIONS	32

13.1 Survival of Representations and Warranties	33

13.2 Expenses	33

13.3 338(h)(10) Election	33

13.4 Returns	33

13.5 Mutual Cooperation	34

13.6 No Implied Representations	34

13.7 Public Announcements	34

13.8 Materiality	34

13.9 Arbitration	34

13.10 Governing Law	35

13.11 Notices	35

13.12 Headings	36

13.13 Assignment	36

13.14 Parties in Interest	36

13.15 Severability	36

iv

13.16 Specific Performance	37

13.17 Exclusive Remedies After Closing	37

13.18 Counterparts	37

13.19 Facsimile Signatures	37

13.20 Entire Agreement	37

13.21 Waiver	37

13.22 Amendments	37

13.23 Interpretation of Agreement	37

v

STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of June ___, 2006, by and among TELETECH HOLDINGS, INC., a Delaware corporation (“Purchaser”), INSIGHT ENTERPRISES, INC., a Delaware corporation (“Seller”), and DIRECT ALLIANCE CORPORATION, an Arizona corporation (the “Company”).
Recitals
     A. The Company operates as a business process outsourcing provider (the “Business”);
     B. Seller is the legal and beneficial owner all of the issued and outstanding capital stock of the Company; and
     C. Purchaser wishes to purchase, and Seller desires to sell, 100% of the outstanding capital stock of the Company on the terms set forth in this Agreement.
Agreement
     Purchaser, Seller and the Company, intending to be legally bound, agree as follows:
Section 1.Definitions. For purposes of this Agreement (including the Disclosure Schedule):
     “AAA” shall have the meaning specified in Section 13.9(a).
     “Affiliate” means with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person, and for such purposes the terms “controls,” “controlled by” and “common control” shall mean the direct or indirect ownership of more than 50% of the voting rights in a Person; provided that in applying this definition each party’s ownership of shares in the Company shall be disregarded.
     “Agreement” shall have the meaning specified in the Preamble.
     “Bonus Payment” shall have the meaning specified in Section 2.5.
     “Business” shall have the meaning specified in Recital A.
     “Clawback” shall have the meaning specified in Section 2.4(c).
     “Client Information” shall have the meaning specified in Section 4.11.
     “Closing” shall have the meaning specified in Section 3.
     “Closing Date” means the time and date as of which the Closing actually takes place as described in Section 3.
     “Closing Working Capital” shall have the meaning specified in Section 2.3(b)(vi).
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” shall have the meaning specified in the Preamble.

     “Company’s Registered Intellectual Property Rights” shall have the meaning specified in Section 4.12.
     “Competing Transaction” means any business combination or recapitalization involving the Company or any acquisition or purchase of all or a significant portion of the assets of, or any material equity interest in, the Company or any other similar transaction with respect to the Company involving any Person or entity other than Purchaser or its Affiliates as contemplated under this Agreement.
     “Competitive Business” shall have the meaning specified in Section 8.3(b).
     “Confidential Information” shall have the meaning specified in the definition of “Intellectual Property.”
     “Contract” means any contract, lease, license, purchase order, sales order or other agreement or binding commitment.
     “Copyrights” shall have the meaning specified in the definition of “Intellectual Property Rights.”
     “Credit Agreement” shall mean (1) the Revolving Credit Agreement, dated December 31, 2002, by and between Insight Enterprises, Inc., the financial institutions party thereto, and JP Morgan Chase Bank, as a successor to Bank One NA, as lender, as amended, and (2) Agreement For Inventory Financing, dated October 31, 2003, by and among IBM Credit LLC, Insight Direct USA, Inc., Insight Public Sector, Inc. and Direct Alliance Corporation, as amended.
     “Debt” of any Person means, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Person; (v) all obligations with respect to any hedging agreements; (vi) all payment obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of Guarantee; (vii) all liabilities classified as non-current liabilities in accordance with GAAP as of the Closing Date; (viii) all Debt referred to in clauses (i) through (vii) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrances upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; and (ix) all Guarantees by such Person of the Debt of others. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.
     “Disclosure Schedule” or “Schedule” means the disclosure schedules attached to this Agreement.
     “Dividend” means the Intercompany Receivable, any excess cash over the Working Capital Floor and the Excluded Real Property.
     “Domain Name Rights” shall have the meaning specified in the definition of “Intellectual Property Rights.”
     “Draft Working Capital Closing Statement” shall have the meaning specified in Section 2.3(b)(i).
     “Employee Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any employee of the Company, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

     “Encumbrance” means any lien, charge, security interest, mortgage, pledge, preemptive right, right of first offer or refusal or other encumbrance of any nature whatsoever (but excluding licenses of and other agreements related to Intellectual Property which are not intended to secure an obligation).
     “Environmental Laws” means any applicable laws or any agreement with any Governmental Authority or other third party governing (i) pollution, contamination, wetlands, waste or restoration or protection of the environment or natural resources or the effect of the environment on employee health and safety or (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.
     “Environmental Permits” means all final and enforceable permits, licenses, franchises, certificates, approvals and similar authorizations of a Governmental Authority required by Environmental Laws and applicable to the business of the Company as currently conducted.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means any other Person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.
     “Equipment” shall have the meaning specified in Section 4.11.
     “Excluded Assets” means the following assets:
(a)	the Excluded Real Property;

(b)	the Intercompany Receivable; and

(c)	the Plan.
     “Excluded Real Property” means the property listed in Schedule 1.2 including all buildings and parking structures.
     “Financial Statements” means the internal financial statements of the Company for the fiscal year ended December 31, 2005, and for the monthly periods from January 1, 2006 through the last month ending prior to the Closing Date, prepared in accordance with GAAP and certified by the Company’s Chief Financial Officer or most senior financial officer.
     “GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.
     “Governmental Authority” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (ii) federal, state, local, municipal, foreign or other government or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, body or other entity and any court, arbitrator or other tribunal).
     “Gross Profit” means an amount calculated, in accordance with GAAP and consistent with the methodology used in the Company’s December 31, 2005 financial statements, as follows (with the following capitalized terms referring to line items used in the Company’s December 31, 2005 financial statements): Net Sales less the sum of, Product Costs, COS Returns Reserve, Supplier Discounts, Other Inventory Costs, Inventory Provision, Service Cost, Freight In, Shipping Expense, Packaging and Other Costs.
     “Gross Profit Achievement” shall have the meaning specified in Section 2.5(a).
     “Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation (the “primary obligation”)

of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such guaranteeing Person, direct or indirect contingent or otherwise, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (iii) to maintain Working Capital, equity capital, net worth or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (iv) as an account party in respect of any letter of credit or letter of guarantee issued to support such Debt or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
     “Hazardous Substance” means any substance regulated as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-products thereof.
     “IBM Clawback” shall have the meaning specified in Section 2.4(b).
     “IBM Contract” means the Program Services Agreement Number 4900RL1367, between the Company and International Business Machines Corporation, effective as of October 1, 2000, as amended through Amendment Number Six, effective June 9, 2006.
     “Indemnified Party” shall have the meaning specified in Section 11.3(a).
     “Indemnifying Party” shall have the meaning specified in Section 11.3(a).
     “Independent Accounting Firm” shall have the meaning specified in Section 2.3(b)(iv).
     “Intellectual Property” means all intellectual property, regardless of form, including without limitation: (i) published and unpublished works of authorship, including without limitation audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, maskworks, and sound recordings (“Works of Authorship”); (ii) inventions and discoveries, including without limitation articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items (“Inventions”); (iii) words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, and product features (“Trademarks”); and (iv) confidential information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation confidential algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques (“Confidential Information”).
     “Intellectual Property Rights” means all rights in, arising out of, or associated with Intellectual Property in any jurisdiction, including, without limitation, such: (i) rights in, arising out of, or associated with Works of Authorship, including without limitation rights in maskworks and databases and rights granted under the Copyright Act (“Copyrights”), but excluding “off-the-shelf” or standard desktop software; (ii) rights in, arising out of, or associated with Inventions, including without limitation rights granted under the Patent Act (“Patent Rights”); (iii) rights in, arising out of, or associated with Trademarks, including without limitation rights granted under the Lanham Act (“Trademark Rights”); (iv) rights in, arising out of, or associated with Confidential Information, including without limitation rights granted under the Uniform Trade Secrets Act (“Trade Secret Rights”); and (v) rights in, arising out of, or associated with domain names (“Domain Name Rights”).
     “Intercompany Receivable” means the receivable on the balance sheet between Seller and the Company under the item entitled “Accounts receivable – Intercompany.”
     “Inventions” shall have the meaning specified in the definition of “Intellectual Property.”

     “Knowledge” means, when used in connection with the representations and warranties and covenants herein, the actual knowledge of Evan Braun, David Canham, Richard Fennessy, Ian Gilyeat, Hugh Jones, James Kebert, Stanley Laybourne or Darren Skarecky.
     “Lenovo Clawback” shall have the meaning specified in Section 2.4(a).
     “Lenovo Contract” means Program Services Agreement Number 4905AD0002 and United States Participation Agreement Number 4905AD0003, between the Company and Lenovo (Singapore) Pte. Ltd., effective as of March 28, 2005.
     “Licenses and Permits” shall have the meaning specified in Section 4.10.
     “Losses” means any and all damages, costs, liabilities, losses, judgments, penalties, fines, expenses or other costs, including reasonable attorney’s fees, expert fees and costs of investigation suffered by an Indemnified Party.
     “Marketplace” shall have the meaning specified in Section 4.2.
     “Material Adverse Effect” means a material adverse effect on either the assets, operations, or financial condition (including, but not limited to, operating results) of the Company, or Seller’s or the Company’s ability to consummate the transactions contemplated hereby, other than as a result of anything disclosed in the Disclosure Schedule or any change, effect, event or occurrence relating to (i) the economy or securities markets of the United States or any other region in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iii) the business process outsourcing industry in general, and not specifically relating to the Company or Seller or (iv) a reduction in the trading price or volume of Seller’s common stock.
     “Multiemployer Plan” means any Pension Plan which is a “multiemployer plan,” as defined in Section 3(37) of ERISA.
     “Non-Compete Period” shall have the meaning specified in Section 8.3(b).
     “Non-Solicitation Period” shall have the meaning specified in Section 8.3(a).
     “Notice of Claim” shall have the meaning specified in Section 11.3(b).
     “Patent Rights” shall have the meaning specified in the definition of “Intellectual Property Rights.”
     “Pension Plan” means each Employee Plans which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.
     “Permitted Liens” means (i) Encumbrances and other exceptions to title that are disclosed in Schedule 1.3 and (ii) liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof and for which appropriate reserves have been established in accordance with GAAP.
     “Person” means any individual, corporation, association, general partnership, limited partnership, venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority, instrumentality or any successors or permitted assigns thereof.
     “Plan” means the Company’s 2000 Long Term Incentive Plan.
     “Premises” means the building(s) covered by the lease agreement attached hereto as Exhibit A.
     “Purchase Price” shall have the meaning specified in Section 2.2.
     “Purchaser” shall have the meaning specified in the Preamble.

     “Purchaser’s Deductible” shall have the meaning specified in Section 11.1(d)(i).
     “Quarles & Brady Claim” means Insight Enterprises, Inc. v. Quarles, Brady, Streich Lang LLP, No. CV2005-013074, filed in the Superior Court of Arizona, Maricopa County and any other investigations, litigation or proceedings against the Company that arises out of the same issues or operative facts.
     “Registered Intellectual Property Rights” means all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any state, government, or other public legal authority in any jurisdiction, including without limitation all applications, reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations, and continuations-in-part associated with Patent Rights.
     “Returns” shall have the meaning specified in Section 4.15(a).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Seller” shall have the meaning specified in the Preamble.
     “Seller’s Deductible” shall have the meaning specified in Section 11.2(b)(i).
     “Seller’s Report” shall have the meaning specified in Section 2.3(b)(ii).
     “Stock” shall have the meaning specified in Section 2.1.
     “Survival Period” shall have the meaning specified in Section 13.1.
     “Tax” means (i) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties, fines and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in Section 4.15(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period (including any arrangement for group or consortium relief or similar arrangement), and (iii) any liability for the payment of any amounts of the type described in Sections 4.15(a) or 4.15(b) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity.
     “Third Party Claim” shall have the meaning specified in Section 11.3(b).
     “Toshiba Contract” means the Program Services Agreement between the Company and Toshiba America Information Systems, Inc., effective September 1, 2005, as amended.
     “Trademarks” shall have the meaning specified in the definition of “Intellectual Property.”
     “Trademark Rights” shall have the meaning specified in the definition of “Intellectual Property Rights.”
     “Trade Secret Rights” shall have the meaning specified in the definition of “Intellectual Property Rights.”

     “Working Capital” means current assets, excluding accounts receivable unpaid more than 75 calendar days after the invoice date or the stated due date, whichever is later, minus current liabilities, as determined in accordance with GAAP and consistent with past practices.
     “Working Capital Closing Statement” shall have the meaning specified in Section 2.3(b)(v).
     “Working Capital Floor” shall have the meaning specified in Section 2.3(a).
     “Working Capital Shortfall” shall have the meaning specified in Section 2.3(b)(vi).
     “Working Capital Surplus” shall have the meaning specified in Section 2.3(b)(vi).
     “Works of Authorship” shall have the meaning specified in the definition of “Intellectual Property.”
Section 2. Sale and Purchase of Stock
     2.1 Sale and Purchase of Stock. At the Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, a total of 30,000,000 shares of common stock, $0.01 par value, of the Company, representing 100% of the issued and outstanding capital stock of the Company (the “Stock”), free and clear of all Encumbrances, except for any Encumbrances created by this Agreement and Encumbrances arising under the Securities Act or any applicable state securities laws, and in accordance with this Agreement.
     2.2 Purchase Price. As consideration for the sale and purchase of the Stock and subject to the Clawback and Working Capital Adjustment, at the Closing, Purchaser shall pay to Seller an aggregate amount of $46,500,000 in cash (the “Purchase Price”). The Purchase Price shall be payable on the Closing Date by wire transfer.
     2.3 Working Capital.
     (a) Seller shall be required to deliver the Company on the Closing Date with Working Capital equal to $7,960,000 (the “Working Capital Floor”). The parties acknowledge that insufficient information will be available on the Closing Date to determine the actual Working Capital on such date, and accordingly, Seller shall deliver to Purchaser no later than two business days prior to the Closing Date a good faith estimate of Working Capital as of the Closing Date together with appropriate supporting documentation. If the Company is delivered on the Closing Date with such estimated Working Capital below the Working Capital Floor, the Purchase Price shall be adjusted downward dollar-for-dollar in the amount of the deficiency. Any excess cash over the Working Capital Floor will be part of the Dividend to Seller on the Closing Date.
     (b) Subsequent to the Closing Date, the actual amount of Working Capital as of the Closing Date shall be determined and the Purchase Price shall be subject to adjustment, if any, as specified in this Section 2.3(b).
     (i) As soon as practicable following the Closing, with the assistance of the Company’s accountants, Purchaser shall prepare a draft statement of actual

Working Capital as of the Closing Date (the “Draft Working Capital Closing Statement”). The Draft Working Capital Closing Statement shall be prepared in conformity with the definition of Working Capital and shall be delivered together with such documentation as is reasonably necessary to substantiate the calculations shown therein. Purchaser shall deliver the Draft Working Capital Closing Statement and documentation to Seller not later than 90 calendar days following the Closing Date.
     (ii) The Draft Working Capital Closing Statement shall be final and binding upon the Parties, and shall be deemed to be the Working Capital Closing Statement, (as defined below) unless, within 10 calendar days after receipt of the Draft Working Capital Closing Statement from Purchaser, Seller shall provide to Purchaser written notice indicating its objections to the Draft Working Capital Closing Statement. Any such objections shall be set forth in reasonable detail in a report (the “Seller’s Report”) that shall indicate the grounds upon which Seller disputes that the Draft Working Capital Closing Statement has been prepared in accordance with the requirements of this Agreement. Purchaser shall provide to Seller full access, during normal business hours and with reasonable advance notice, to the books and records of the Company and to the Company’s personnel and accountants in connection with Seller’s preparation of the Seller’s Report, provided that Seller shall not interfere with the Business in the exercise of such right.
     (iii) Within 10 calendar days after the receipt by Purchaser of the Seller’s Report, Seller and Purchaser shall endeavor in good faith to agree on any matters in dispute.
     (iv) If Purchaser and Seller are unable to agree on any matters in dispute within such 10 calendar day period after receipt by Purchaser of the Seller’s Report, the matters in dispute will be submitted for resolution to the office of Deloitte & Touche located in Phoenix, Arizona or such other independent accounting firm of national reputation as may be mutually acceptable to Purchaser and Seller (the “Independent Accounting Firm”), which Independent Accounting Firm shall, within 30 calendar days after such submission, determine and issue a written report to Purchaser and Seller regarding, such disputed items, which written report shall be final and binding upon the parties. Purchaser and Seller shall cooperate with each other and each other’s representatives to enable the Independent Accounting Firm to render a written report as promptly as possible. The fees and expenses of the Independent Accounting Firm shall be borne equally by Purchaser and Seller, with one party reimbursing the other, if necessary, following such determination. In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.
     (v) The Working Capital statement incorporating the resolution of matters in dispute with respect to Working Capital (or, if a Seller’s Report is not provided within the time prescribed in Section 2.3(b)(ii), the Draft Working Capital Closing Statement) is referred to as the “Working Capital Closing

Statement.” The Working Capital Closing Statement shall have the legal effect of an arbitral award and shall be final, binding and conclusive on the parties.
     (vi) If the Working Capital calculated by reference to the Working Capital Closing Statement (the “Closing Working Capital”) is less than the estimated Working Capital, the Purchase Price shall be reduced on a dollar-for-dollar basis by an amount equal to such shortfall (the “Working Capital Shortfall”). In such event, Seller shall pay to Purchaser the amount of the Working Capital Shortfall within 10 calendar days after the date of receipt by Seller of the Working Capital Closing Statement as finally established pursuant to this Section 2.3(b). If the Closing Working Capital is more than the estimated Working Capital described in Section 2.3(a), the Purchaser Price shall be increased on a dollar-for-dollar basis by an amount equal to such surplus (the “Working Capital Surplus”). In such event, Purchaser shall pay Seller in cash the amount of the Working Capital Surplus within 10 calendar days after the date of receipt by Purchaser of the Working Capital Closing Statement as finally established pursuant to this Section 2.3(b).
     2.4 Clawback.
     (a) If the Lenovo Contract (i) is not renewed for a period of at least two years and (ii) the forecasted Gross Profit from the signed statement(s) of work or amendment(s) for 2007 and 2008 under the renewed Lenovo Contract is less than the amount set forth on Schedule 2.4(a), then Purchaser shall be entitled to a clawback of the Purchase Price in the amount of $5,000,000 (the “Lenovo Clawback”), subject to Section 2.4(c);
     (b) If the IBM Contract (i) is not renewed for a period of at least one year, and (ii) the forecasted Gross Profit from the signed statement(s) of work or amendment(s) for 2007 under the renewed IBM Contract is less than the amount set forth on Schedule 2.4(b), then Purchaser shall be entitled to a clawback of the Purchase Price in the amount of $1,500,000 (the “IBM Clawback”), subject to Section 2.4(c);
     (c) Notwithstanding the foregoing, the sum of the Lenovo Clawback and the IBM Clawback (collectively, the “Clawback”) shall not exceed $5,000,000.
     (d) Seller shall pay Purchaser the Clawback in cash within 10 calendar days of receiving notice from Purchaser that the Clawback is due, which notice shall include the amount of the Clawback due and provide in reasonable detail the facts and circumstances supporting such amount.
     2.5 Bonus Payment.
     (a) Purchaser shall pay Seller a one-time bonus payment (the “Bonus Payment”), based on the percentage representing the Company’s actual Gross Profit for its 2006 fiscal year ending December 31, 2006, compared to its forecasted Gross Profit of $17,907,676 (the “Gross Profit Achievement”), in the amount, calculated on a straight line pro rata basis, set forth opposite such percentage in the table below:

Gross Profit Achievement	Bonus Payment
<85%	$0
85%	$1,000,000
90%	$2,000,000
100%	$5,000,000
110%	$8,000,000
≥120%	$11,000,000
          By way of illustration, if the Company’s actual Gross Profit for its 2006 fiscal year ending December 31, 2006 were $18,803,060, the Bonus Payment would be $6,500,000 (based on a Gross Profit Achievement of 105%).
     (b) On or before March 20, 2007, Purchaser shall pay Seller the Bonus Payment based upon the Company’s financial statements for its 2006 fiscal year ending December 31, 2006, together with such information reasonably needed to explain the calculation of the Bonus Payment.
     2.6 Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the sale of the Stock shall not include the Excluded Assets and Seller and its Affiliates shall be entitled to retain any and all of the Excluded Assets, and the Company may pay the Dividend to Seller prior to Closing.
Section 3. Closing
     The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at 10:00 am MST on the later of the second business day following the satisfaction or waiver of the conditions set forth in Section 9 and Section 10 or June 30, 2006 (the “Closing Date”), at the offices of Seller at 1305 West Auto Drive, Tempe, Arizona, or at such other place and on such date as may be mutually agreed by Purchaser and Seller, in which case “Closing Date” means the date so agreed.
Section 4. Representations and Warranties of Seller
     Notwithstanding anything to the contrary, but without limiting the indemnity under Section 11.1, Seller makes no representation regarding the Excluded Assets. As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the limitations set forth in Section 11, Seller hereby represents and warrants to Purchaser, as of the date of this Agreement, except as set forth in the Disclosure Schedule, as follows:
     4.1 Organization, Good Standing, Qualification and Authority. The Company is a corporation duly incorporated and validly existing under the laws of Arizona, and is in good standing and duly qualified to do business as a foreign corporation in all jurisdictions in which it is doing business except where the failure to be so qualified could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has full power and authority to own, lease and operate its assets as presently owned, leased and operated, and to carry on the Business as it is now being conducted. Each of Seller and the Company has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated on the part of Seller and the Company hereunder, and to take all actions necessary to permit or approve the actions of Seller and the Company taken in connection with this Agreement. Except as otherwise required herein, no other action, consent or approval on the part of Seller, the Company or any other Person, is necessary to authorize Seller’s or the Company’s due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by Seller and the Company, upon due execution and delivery thereof, shall, subject to the terms and conditions set forth herein, constitute the valid and binding obligations of Seller and the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, or (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
     4.2 Capitalization; Title to Stock. Seller owns 100% of the issued and outstanding capital stock of the Company, including the Stock, free and clear of all Encumbrances, except for any Encumbrances created by this Agreement and Encumbrances arising under the Securities Act or any applicable state securities laws. The Stock has been duly authorized, validly issued, fully paid and nonassessable. Immediately following the Closing, Purchaser will own 100% of the issued and outstanding capital stock of the Company. Other than the capital stock of Marketplace Agent, Inc., an Arizona corporation (“Marketplace”), the Company owns no capital stock, security, interest or other right, or any option or warrant convertible into the same, of any corporation, partnership, joint venture or other business enterprise, and the Company owns all of the issued and outstanding capital stock of Marketplace. Except for the capital stock of the Company owned by Seller, there are no other shares of capital stock of the Company or any securities convertible into shares of capital stock of the Company issued or outstanding and no Person has any option or other right to purchase from the Company or from Seller, or to require the Company or Seller to issue, any additional shares of the Company’s capital stock or any right or interest therein. At Closing, there will be no declared or accrued but unpaid dividends with respect to the Company’s capital stock or outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Except as set forth in Schedule 4.2, the Company does not have in place any incentive plans under which directors, officers or employees may be compensated in equity.
     4.3 Subsidiaries; Assets. Other than Marketplace, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Marketplace does not own any assets and does not have any liabilities, including intercompany liabilities. Marketplace does not conduct any business and has not conducted any business since 2003. Except for Excluded Assets, all of the Company’s assets and rights of every character and description, including without limitation accounts receivable, all rights under Contracts, Intellectual Property Rights and other intangible rights, will, immediately following Closing continue to be owned by and vested in the Company, without any interruption, termination, right of termination, right of repossession or other adverse consequence as a result of the thereof.

     4.4 No Violations; Consents. The Company is not in violation, breach or default of any provision of its Articles of Incorporation, Bylaws or similar organizational documents, or in material violation, breach or default of any instrument, judgment, order, writ, decree or Contract to which it is a party or by which it is bound or, to Seller’s or the Company’s Knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. Except as set forth in Schedule 4.4, the execution and delivery of this Agreement and the performance by the Company and Seller of their respective obligations hereunder, with or without the passage of time and giving of notice, (a) do not and will not conflict with or violate any provision of the Articles of Incorporation, Bylaws or similar organizational documents of the Company, and (b) do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Encumbrance upon the capital stock or assets of the Company pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, waiver, exemption, order of, or registration, qualification, designation, declaration or filing with, or other action by or notice to any Governmental Authority or other third party, including a party to any agreement with the Company (so as not to trigger any conflict within the meaning of Section 4.24), pursuant to, any law, statute, rule or regulation or any Contract, Licenses and Permits, instrument, order, judgment or decree to which the Company is subject or by which any of its respective assets are bound, except where the failure to obtain any such authorization, consent, approval, exemption or other action, or deliver any such notice, would not result in a Material Adverse Effect.
     4.5 Agreements and Actions.
     (a) Except as set forth in Schedule 4.5(a), other than (i) standard employee benefits generally made available to all employees, and (ii) standard director and officer indemnification agreements approved by the Company’s Board of Directors there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees or Affiliates, or any Affiliate thereof.
     (b) Except for agreements explicitly contemplated by this Agreement or set forth in Schedule 4.5(b), there are no Contracts or proposed transactions, judgments, writs or decrees to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 on an annual basis, (ii) the license of any material Intellectual Property Right to or from the Company (other than licenses or software subject to “shrink wrap” or “click through” licenses), or (iii) the grant of rights to license, market or sell its products or services to any other Person or affect the right of the Company to develop, distribute, market or sell its respective products or services.
     (c) Except as set forth in Schedule 4.5(c), the Company has not made any loans or advances to any Person, other than ordinary advances for travel expenses.
     (d) Schedule 4.5(d) contains a list of each of the Company’s material Contracts. Each material Contract entered into by the Company is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not reasonably be expected to have a

Material Adverse Effect and there are no defaults by the Company or, to Seller’s or the Company’s Knowledge, any other party thereto, thereunder, except those defaults that would not reasonably be expected to have a Material Adverse Effect and except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity. Except as set forth in Schedule 4.5(d), the Company is not a party to or bound by any non-compete agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the Company is entitled to conduct all or any material portion of the Company’s Business. Except as set forth in Schedule 4.5(d), the transfer and sale of the Stock will not alter, terminate, or cause a default under, any such material Contract. True and complete copies of all material Contracts of the Company have been delivered or made available to Purchaser on the Premises. Following the Closing Date, the Company will be permitted to exercise all of its rights under the material Contracts without the payment of any additional amounts or consideration other than amounts or consideration which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.
     (e) The Company has timely paid its accounts payable in the ordinary course of business.
     4.6 Compliance with Laws. Neither the Company nor Seller has made any (a) kickback, bribe, or payment to any Person in violation of any federal, state, local or foreign laws, rules or regulations, directly or indirectly, for referring, recommending or arranging business or customers with, to or for the Company or Seller or (b) other illegal payment. Each of the Company and Seller is in compliance (without obtaining waivers, variances or extensions) with, all federal, state, local and foreign laws, rules and regulations which relate to the operations of the Business, except where the failure to be in compliance would not result in a Material Adverse Effect.
     4.7 Financial Statements. The Financial Statements (a) have been prepared in accordance with GAAP, (b) are true and correct in all material respects and have been prepared on a basis consistent throughout the periods indicated and consistent with each other, and (c) present fairly in all material respects the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein (subject to normal year end audit adjustments and the absence of footnotes). Except as set forth in the Financial Statements, and fully reserved against therein, the Company has no material liabilities of any nature (absolute, accrued, contingent or otherwise) other than (i) liabilities incurred after the date of the Financial Statements in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under Contracts and commitments incurred in the ordinary course of business which would not be required under GAAP to be reflected in the Financial Statements prepared in accordance with GAAP. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP, and maintains a system of internal controls that is reasonable and appropriate in relation to its business.
     4.8 No Material Adverse Change. Other than to the extent contemplated by or relating to this Agreement, between December 31, 2005 and the date of this Agreement:

     (a) the Company has not entered into any material transaction outside the ordinary course of business, except for transactions contemplated by or relating to Contracts or other matters referred to in the Disclosure Schedule;
     (b) there has not occurred any Material Adverse Effect, except to the extent that any such change is seasonal in nature or has arisen from or relates to any transaction contemplated by or relating to any Contract or other matters referred to in the Disclosure Schedule;
     (c) there has not occurred any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect;
     (d) there has not occurred any termination, waiver, cancellation or compromise by the Company of any material rights or material claims, under Contract or otherwise, or of a material Debt owed to it, other than in the ordinary course of business;
     (e) there has not occurred any satisfaction or discharge of any Encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that does not have a Material Adverse Effect;
     (f) other than the Excluded Assets, there has been no sale, assignment, lease, transfer or other disposition by the Company of, or mortgages, pledges of, the imposition of any Encumbrance, on any portion of, or a transfer of a security interest in, the material assets of the Company, including but not limited to accounts receivable, other than in the ordinary course of business;
     (g) there has been no increase in the compensation payable by the Company to any of the Company’s employees, directors, stockholders, independent contractors or agents, or any increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan or arrangements made to, for or with the employees, directors, stockholders or independent contractors of the Company other than in the ordinary course of business;
     (h) except as set forth in Schedule 4.8(h), there has not occurred any resignation or termination of employment of any officer or key employee of the Company and to Seller’s and the Company’s Knowledge, there is no impending resignation or termination of employment of any such officer or key employee;
     (i) there have not been any loans or Guarantees made by the Company to or for the benefit of their respective employees, officers, directors or stockholders or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;
     (j) there has been no adjustment or write-off of accounts receivable or reduction in reserves for accounts receivable outside of the ordinary course of business or any change in the collection, payment or credit experience or practices of the Company having a Material Adverse Effect;

     (k) other than the Dividend, there has been no declaration, setting aside or payment in respect to the Company’s capital stock by the Company of any dividend, distribution or extraordinary or unusual disbursement or expenditure other than expenses incurred in connection with this Agreement and the transactions contemplated herein, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;
     (l) other than as disclosed under Section 4.17, there has not been any commencement, settlement, written notice or to Seller’s and the Company’s Knowledge threat of any lawsuit or proceeding or other investigation against the Company or its affairs;
     (m) there has not been any amendment or changes to the Company’s Articles of Incorporation or Bylaws;
     (n) except as set forth in Schedule 4.8(n), there has not been any capital expenditure or capital expenditure commitment by the Company exceeding $100,000 individually;
     (o) there has been no merger, consolidation or similar transaction;
     (p) to Seller’s and the Company’s Knowledge, there has been no federal, state or local statute, rule, regulation, order or case adopted, promulgated or decided having a Material Adverse Effect;
     (q) there has not been any change in any election in respect of taxes, adoption or change in any accounting method (including any accounting method in respect of taxes), agreement or settlement of any claim or assessment in respect of taxes or extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;
     (r) there has not occurred any termination of, or change to, having a Material Adverse Effect, a material Contract (including but not limited to the Lenovo Contract, the IBM Contract and the Toshiba Contract) by which the Company or any of its assets are bound or subject, and Seller or the Company has no Knowledge of any threatened or contemplated termination or change; or
     (s) there has been no arrangement or commitment (written or oral) with respect to any of the foregoing.
     4.9 Employee Plans.
     (a) Neither the Company nor any ERISA Affiliate contributes to or has any contingent obligations to any Multiemployer Plan. Neither the Company nor any ERISA Affiliate has incurred any liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA.

     (b) Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Plan which is a welfare plan (as defined in Section 3(l) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA.
     (c) Each Employee Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. To Seller’s or the Company’s Knowledge, no Employee Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit that would have a Material Adverse Effect. Except as set forth in Schedule 4.9(c), neither the Company nor any ERISA Affiliate nor any fiduciary of any Employee Plan has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
     4.10 Licenses and Permits. The Company has all local, state, federal and foreign licenses, permits, registrations (but excluding Registered Intellectual Property Rights, which are the subject of Section 4.12), certificates, consents, accreditations and approvals (collectively, the “Licenses and Permits”) necessary for the Company to operate and conduct the Business except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no material default on the part of the Company, Seller or to Seller’s or the Company’s Knowledge, any other party under any of the Licenses and Permits. To Seller’s or the Company’s Knowledge, there exists no grounds for revocation, suspension or limitation of any of the Licenses or Permits. No notices have been received by the Company or Seller with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses and Permits. The transactions contemplated hereby will not have a Material Adverse Effect on the Company’s right to utilize the Licenses and Permits as a result of the Closing. True and complete copies of all material Licenses and Permits have been delivered or made available to Purchaser on the Premises.
     4.11 Company Assets, Equipment and Client Information. The Company has good and marketable title to its assets, free and clear of all Encumbrances other than Permitted Liens. The Company’s assets are sufficient to conduct the Business as presently conducted. Except as set forth on Schedule 4.11, and other than the Excluded Assets, no assets utilized by the Company are owned by or in the possession of Seller. The accounts receivable of the Company represent bona fide obligations arising in the ordinary course of business, and, to the best of Seller’s or the Company’s Knowledge, are fully collectible in the ordinary course, net of applicable reserves, which reserves have been appropriately accounted for on the Financial Statements based upon the good faith estimates and information available to the Company’s management. Other than the Excluded Assets, the assets reflected on the Financial Statements constitute all of the material assets and other rights used in the conduct of the Business. Schedule 4.11 lists all material items of equipment (the “Equipment”) owned or leased by the Company. Except as set forth on Schedule 4.11, such Equipment is (a) adequate for the conduct of the Company’s Business as currently conducted, and (b) in good operating condition, subject to normal wear and tear. At Closing, the Company will convey to Purchaser all information regularly used by the Company in connection with the Company’s Business with regard to, and any and all rights it has to, all lists of its clients, client contact information, client correspondence and client licensing and purchasing histories relating to its current and former clients (the “Client Information”).
     4.12 Intellectual Property. The Company (a) owns or possesses all right, title and interest in and to, or has a right to use, all of the Intellectual Property Rights of the Business, free and clear of all Encumbrances (other than Permitted Liens), except where the failure to so own or posses such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect, (b) has not received any written notice of any claim by any third party contesting the validity, enforceability, use or ownership of any material Intellectual Property Rights used in connection with the Business, nor to Seller’s or the Company’s Knowledge, is any such claim threatened, (c) except as set forth on Schedule 4.12, to Seller’s or the Company’s Knowledge, has not infringed, misappropriated or otherwise conflicted in any material respect with any Intellectual Property Rights of any third party, (d) may exercise, transfer or license its material Intellectual Property Rights without restriction or payment to a third party, (e) is not obligated to transfer or license any material Intellectual Property Rights currently held or later obtained to a third party, (f) takes reasonable steps to maintain the secrecy of Confidential Information from which the Company derives independent economic value, actual or potential, from the Confidential Information not being generally known, and (g) has made the necessary filings and recordations and has paid all required fees to record and maintain its ownership of all material Registered Intellectual Property Rights used in the Business. All Intellectual Property Rights will be owned by or available for use by the Company immediately following the Closing on the same terms and conditions as currently owned or used. Schedule 4.12 sets forth a complete and correct list in all material respects of (i) all Registered Intellectual Property Rights owned by, filed in the name of, applied for by, or subject to a valid obligation of assignment to the Company (the “Company’s Registered Intellectual Property Rights”); (ii) all exclusive licenses and exclusive rights to the Company’s Intellectual Property Rights granted by the Company; (iii) all material, non-exclusive licenses and rights to the Company’s Intellectual Property Rights granted by the Company; (iv) all exclusive licenses and exclusive rights to Intellectual Property Rights granted to the Company; and (v) all material, nonexclusive licenses and rights to Intellectual Property Rights granted to the Company. To Seller’s and the Company’s Knowledge, there is no material breach of the agreements relating to the grant of these licenses and rights. A complete list of all of the material Intellectual Property Rights, other than Trade Secret Rights, owned, possessed or used by the Company in the Business has been set forth in Schedule 4.12.
     4.13 Real Property. Schedule 4.13 sets forth a complete and correct list of all real properties or premises that the Company leases or utilizes in whole or in part in connection with the Business. Complete and correct copies of all mortgages, deeds of trust, leases, guarantees of lease and other documents concerning such real property have been provided to Purchaser. The Company does not own any real property in fee. Each lease of premises utilized by the Company in connection with the Business is valid and binding in all material respects, as between the Company and the other party or parties thereto except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, and the Company is a tenant or possessor in good standing thereunder, free of any material default or breach on the part of the Company and, to

Seller’s or the Company’s Knowledge, free of any material default or breach on the part of the lessors thereunder, and quietly enjoys the premises provided for therein.
     4.14 Labor Agreements and Employees. The Company is not bound by or subject to (and none of its assets is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to Seller’s or the Company’s Knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to Seller’s or the Company’s Knowledge threatened, which could have a Material Adverse Effect, nor to Seller’s and the Company’s Knowledge is there any labor organization activity involving its employees. Schedule 4.14 sets forth, as of the date of this Agreement, (a) a complete list of all of the Company’s employees identified by employee numbers, indicating rates of pay, employment dates and job titles for each employee, (b) true and correct copies of any and all fringe benefits and personnel policies, (c) categorization of each such employee as a full time, part time or part time plus employee of the Company, and (d) whether any such employee has an employment agreement. For purposes of this Section 4.14, “part time employee” means an employee who is employed for an average of fewer than 30 hours per week and “part time plus employee” means an employee who is employed for an average of between 30 and 39 hours per week. Except as set forth in Schedule 4.14, the Company has no employment agreements with its employees. To Seller’s and the Company’s Knowledge, no officer or key employee, or any group of key employees, intends to terminate his, her or their employment with the Company. Schedule 4.14 sets forth (i) all former employees of the Company utilizing or eligible to utilize COBRA health insurance and (ii) a complete list of all of the Company’s Employee Plans. To Seller’s and the Company’s Knowledge, all such plans have been administered in material compliance with applicable laws. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.
     4.15 Tax Matters.
     (a) Seller and the Company have prepared and timely filed all required federal, state and local returns, estimates, information statements and reports relating to any and all Taxes concerning or attributable to the Company or its operations (“Returns”) and such Returns are true and correct and completed in accordance with applicable law. In filing the Returns, Seller and the Company have not taken any filing positions that they do not deem as probable of being sustained in the event of an audit.
     (b) Seller and the Company have timely paid all the Company’s Taxes and timely paid or withheld with respect to the Company’s employees and other third parties (and timely paid over any withheld amounts to the appropriate taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld.
     (c) Seller and the Company have not been delinquent in the payment of any Tax of the Company, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has Seller or the Company executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax applicable to the Company.
     (d) Except as set forth in Schedule 4.15(d), there is no pending tax examination or audit of, nor any action, suit, investigation or claim asserted or, to Seller’s or the Company’s Knowledge, threatened against the Company or Seller by any Governmental Authority with respect to any Returns. No adjustment relating to any Return has been proposed in writing by any taxing authority to Seller or the Company or any representative thereof. No claim has ever been successfully made by a Governmental Authority in a jurisdiction where Seller or the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction.
     (e) The Company had no liabilities for unpaid Taxes arising in periods for which Returns are not yet required to be filed as of the date of the most recent unaudited balance sheet that have not been accrued or reserved on such balance sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of such balance sheet other than in the ordinary course of business.
     (f) The Company has delivered or made available to Purchaser on the Premises copies of all Returns filed for the fiscal years ended 2000 to the most recent period for which Returns were required to be filed.
     (g) There are no Encumbrances on the Company’s assets relating to or attributable to Taxes other than Encumbrances for Taxes not yet due and payable.
     (h) The Company is not, and has not been at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.
     (i) During the two-year period ending on the date hereof, the Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
     (j) The Company has not engaged in a reportable transaction within the meaning of Treas. Reg. § 1.6011-4(b).
     (k) The Company will not be required to include any income or gain or exclude any deduction or loss from taxable income as a result of (i) any change in method of accounting under Section 481(c) of the Code prior to the Closing Date, (ii) closing agreement under Section 7121 of the Code entered into prior to the Closing Date, (or in the case of each of (i) and (ii), under any similar provision of applicable law), or (iii) installment sale or open transaction disposition prior to the Closing Date.
     (l) Other than as set forth in Schedule 4.15(l), there is no Contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company or other Person, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code or any similar provision of applicable law.
     4.16 Insurance. Seller, for the benefit of the Company, has maintained in full force and effect and has continuously maintained insurance coverage for the operations, personnel, and assets of the Company and for the Business (to the extent possible and prudent), sufficient in amount (subject to reasonable deductibles) to allow the Company to maintain normal business operations in the event of a loss. The Company has in full force and effect errors and omissions liability insurance in amounts acceptable to Seller and customary for companies similar in size and complexity in the industry. Neither the Company nor Seller is in default or breach of any material provision contained in any such insurance policies, and neither the Company nor Seller has failed to give any notice or to present any known claim thereunder in due and timely fashion. Neither the Company nor Seller has received any notice of the intent of any insurance company to not renew or to cancel any material, in force insurance policies for the Company or materially increase the premiums thereunder. The Company and Seller have notified insurers of any known claims in a reasonably timely manner. Except as set forth in Schedule 4.16, no letters of credit have been posted or cash restricted for the benefit of any such insurance policies.
     4.17 Litigation, Actions and Proceedings. Except as set forth in Schedule 4.17, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against Seller or the Company, any of the Company’s assets or Business, or, to Seller’s or the Company’s Knowledge, any of the Company’s current or former directors or officers or any other Person whom Seller or the Company has agreed to indemnify (with respect to such indemnification obligation), as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Furthermore, except as set forth in Schedule 4.17, there is no action, suit, proceeding or investigation pending or, to Seller’s or the Company’s Knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that might have, either individually or in the aggregate, a Material Adverse Effect. Other than the Quarles & Brady Claim, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing involving the prior employment of any employees of the Company, their use in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.
     4.18 Confidentiality Agreements. The Company has entered into agreements with some of its employees, consultants and officers regarding confidentiality and proprietary information substantially in the form or forms delivered or made available to Purchaser on the Premises. Except as set forth on Schedule 4.18, to Seller’s or the Company’s Knowledge, none of the Company’s former and current employees, consultants or officers is in violation thereof.
     4.19 Corporate Documents. The Company’s Articles of Incorporation and Bylaws are in the forms provided to Purchaser. Seller has heretofore made available to Purchaser for Purchaser’s inspection all of the Company’s minute books, stock ledgers and stock books in the Company’s possession.

     4.20 Powers of Attorney. Other than as set forth in Schedule 4.20, there are no powers of attorney or similar arrangement by which Seller is authorized to act for or on behalf of the Company.
     4.21 Restrictions on Business Activities. There is no material agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company, which has or may reasonably be expected to have the effect of prohibiting or impairing any Business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of the Business by the Company or otherwise limiting the freedom of the Company or its Affiliates to engage in any line of business or to compete with any Person (other than licenses of and other agreements relating to Intellectual Property Rights). Except as set forth on Schedule 4.21, without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.
     4.22 Environmental Matters. Except as would not have a Material Adverse Effect, to Seller’s and the Company’s Knowledge, the Company is in material compliance with all applicable Environmental Laws and Environmental Permits; no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or is threatened by any Governmental Authority or other Person regarding the Company’s operations under any Environmental Law; and there are no liabilities or obligations of the Company under any Environmental Law or with respect to any Hazardous Substance that could reasonably be expected to result in or be the basis for any liability or obligation under any Environmental Law.
     4.23 Brokers’ and Finders’ Fees. Except for Martin Wolf Securities LLC, neither the Company nor Seller has retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and neither the Company nor Seller has incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement. Seller’s obligation to indemnify Purchaser under Section 11 shall extend to any Losses arising from or related to brokers’ or finders’ fees described in this Section 4.23.
     4.24 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. Except as set forth on Schedule 4.24, none of the Company’s officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company or, to Seller’s or the Company’s Knowledge, have any direct or indirect ownership interest in any Person which is an Affiliate of the Company or with which the Company has a business relationship, or any Person which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. To Seller’s or the Company’s Knowledge, none of the Company’s officers or directors or any members of their immediate families are, directly or indirectly, interested in any material Contract with the Company. The Company is not a guarantor or indemnitor of any Debt of any other Person.
Section 5. Representations and Warranties of Purchaser
     As a material inducement to Seller and the Company to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants to Seller and the Company as follows:
     5.1 Organization, Qualification and Authority. Purchaser is a corporation or other legal entity duly incorporated and validly existing under the laws of its jurisdiction of organization. Purchaser has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Purchaser hereunder. No other action, consent or approval on the part of Purchaser or any other Person, is necessary to authorize Purchaser’s due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection hereto. This Agreement and all other agreements and documents executed in connection herewith by Purchaser, upon due execution and delivery thereof, shall constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.
     5.2 Availability of Funds. Purchaser’s financial resources are sufficient to enable it to purchase the Stock.
     5.3 No Violations. The execution and delivery of this Agreement and the performance by Purchaser of its respective obligations hereunder, with or without the passage of time and giving of notice, (a) do not and will not conflict with or violate any provision of the Articles of Incorporation, Bylaws or similar organizational documents of Purchaser, and (b) do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Encumbrance upon the capital stock or assets of Purchaser pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, waiver, exemption, order of, or registration, qualification, designation, declaration or filing with, or other action by or notice to any Governmental Authority or other third party, including a party to any agreement with Purchaser, pursuant to, any law, statute, rule or regulation or any Contract, instrument, order, judgment or decree to which Purchaser is subject or by which any of its respective assets are bound, except where the failure to obtain any such authorization, consent, approval, exemption or other action, or deliver any such notice, would not result in a material adverse effect on Purchaser.
     5.4 Litigation, Actions and Proceedings. There is no action, suit, proceeding or investigation pending or, to Purchaser’s knowledge, currently threatened against Purchaser that questions the validity of this Agreement or the right of Purchaser to enter into it, or to consummate the transactions contemplated hereby or thereby.

     5.5 Brokers. Purchaser has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Purchaser has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.
     5.6 Acquisition of Shares for Investment. Purchaser is acquiring the Stock for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Stock. Purchaser is able to bear the economic risk of holding the Stock for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in Stock.
Section 6. Pre-Closing Covenants of Seller
     Seller agrees that, between the date of this Agreement and the Closing Date:
     6.1 Conduct of Business. Except as contemplated by this Agreement or with Purchaser’s prior written consent (which shall not be unreasonably withheld), the Company shall, and Seller shall use its commercially reasonable efforts to cause the Company to:
     (a) conduct the Business only in the ordinary course in substantially the same manner as heretofore conducted;
     (b) preserve and maintain all Intellectual Property Rights used in the Business substantially in accordance with current business practices;
     (c) preserve and maintain all Licenses and Permits used in the Business substantially in accordance with current business practices;
     (d) comply in all material respects with all statutes, laws, ordinances, rules, regulations, Licenses and Permits applicable to the Business;
     (e) perform in all material respects all obligations under Contracts and instruments relating to or affecting the Business;
     (f) maintain the books of account and records of the Business in the usual, regular and ordinary manner;
     (g) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried with respect to the Business;
     (h) not (i) enter into any employment agreement or commitment to employees of the Business or effect any increase in the compensation or benefits payable or to become payable (whether oral or written) to any officer, director or employee of the Business other than increases in non-officer employee compensation effected in the ordinary course of business or (ii) modify or amend, or waive any benefit of, any non-compete agreement to which the Company or Seller is a party;

     (i) not (i) amend its Articles of Incorporation, Bylaws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, other than as contemplated by this Agreement (other than the payment of the Dividend to Seller prior to Closing), or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock;
     (j) not issue any securities in the Company, any securities convertible into securities of the Company, or any rights or interests therein;
     (k) not merge, combine or consolidate with any Person;
     (l) not engage in any transaction with any Affiliate of the Company or any Affiliate of Seller, other than transactions between the Company and Seller related to this Agreement or the transactions contemplated herein (other than the payment of the Dividend to Seller prior to Closing);
     (m) not (i) acquire or purchase an equity interest in or any assets of any Person or otherwise acquire any assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material Contract, commitment or transaction or (ii) sell, lease, license, waive, release, transfer, encumber (other than Permitted Liens) or otherwise dispose of any of its material assets, Equipment or other tangible personal property of the Business;
     (n) not (i) incur, assume or prepay any Debt or any other material liabilities other than (A) accounts payable and payments under credit facilities existing on the date hereof in the ordinary course of business and consistent with past practice, or (B) accounts payable and payments incurred in connection with the negotiation and documentation of this Agreement and the consummation of transactions contemplated herein, including, without limitation, attorneys’ fees, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person or (iii) make any loans, advances or capital contributions to, or investments in, any Person;
     (o) not authorize or make any single expenditure or series of related expenditures in excess $150,000;
     (p) not enter into any Contract that cannot be terminated with 30 days’ or less notice and without penalty; and
     (q) not authorize or enter into any commitment with respect to any of the matters described above.
     6.2 Access. Subject to the provisions of Section 6, Seller shall, after receiving reasonable advance notice from Purchaser, give Purchaser reasonable access (during normal business hours) to the Company’s physical assets, facilities, books, records, Contracts, computer systems and databases, and Licenses and Permits and any other information and matters reasonably requested by Purchaser for the purpose of enabling Purchaser to further investigate and inspect, at Purchaser’s sole expense, the Business, assets, operations, financial condition and legal affairs of the Company. Seller will make the Company’s officers, auditors, counsel, or other representatives reasonably available for consultation and verification of any information so obtained. Such information will be treated as confidential by Purchaser and not disclosed to any third parties without the prior written consent of the Company, except for disclosure by Purchaser to its legal, accounting and other professional advisors, employees and agents in connection with the evaluation and consummation of the transactions contemplated by this Agreement.
     6.3 Exclusivity. Until the termination of this Agreement, Seller and the Company agree not to enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to a Competing Transaction or solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including the Company’s officers, shareholders, employees and agents) relating to any Competing Transaction, nor participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to effect a Competing Transaction. Seller and the Company shall immediately cease any and all contacts, discussions and negotiations with third parties regarding any Competing Transaction, and Seller and the Company shall grant no access to any third party to any of the Company’s premises, to any confidential information, or to any other information relating to the Company for the purpose of enabling such third party to make a determination as to whether to enter into a Competing Transaction with Seller or the Company. Seller shall, and shall cause the Company to, notify Purchaser if any proposal regarding a Competing Transaction (or any inquiry or contact with any Person with respect thereto) is made and shall advise Purchaser of the contents thereof (and, if in written form, provide Purchaser with copies thereof).
Section 7. Pre-Closing Covenants of Purchaser
     Purchaser agrees that, between the date of this Agreement and the Closing Date:
     7.1 Cooperation. Purchaser shall cooperate fully with Seller, and shall provide Seller with such assistance as Seller may reasonably request, for the purpose of facilitating the performance by Seller of its obligations under this Agreement. Purchaser shall cooperate with Seller to assist Seller in obtaining (i) the consents required pursuant to Section 9.3 and (ii) any and all releases or terminations of any obligations of Seller to any third party other than those specifically excepted under the terms of this Agreement or that will be satisfied prior to the Closing and (iii) any and all terminations of any guarantees of Seller of any obligations or liabilities of any third party that will remain unsatisfied or outstanding following the Closing, including, without limitation, obligations or liabilities of the Company.
Section 8. Post-Closing Covenants
     8.1 Employee Matters. Effective as of the Closing Date, each individual who, immediately prior to the Closing, is a Company employee (including individuals who are on military leave, disability, workers’ compensation or any approved leave of absence, whether or not paid) shall automatically, and without further action by Purchaser, Seller, the Company, such individual or any other Person, continue to be an employee of the Company.
     8.2 Joint Employee Plans with Seller. Seller and the Company shall take such action as is necessary such that the Company shall cease being a “participating employer” and shall cease any co-sponsorship and participation in each Employee Plan that is jointly adopted, sponsored or maintained by Seller and the Company and in which any current, terminated or retired employee of the Company participates. All liabilities associated with all Employee Plans that are jointly adopted, sponsored or maintained by Seller and the Company shall remain with Seller and Seller shall indemnify and hold harmless Purchaser, and its respective officers, directors, employees, Affiliates and agents, at all times from and after the Closing Date from, against and in respect of any and all Losses arising therefrom.
     8.3 Non-Solicitation and Covenant Not to Compete.
     (a) For a period of 18 months from and after the Closing Date (the “Non-Solicitation Period”), Seller agrees that it and its Affiliates shall not, directly or indirectly, either for itself or for any other Person, solicit for employment any of the Company’s employees employed as of the Closing Date without the prior written consent of the Company; provided, however, that nothing shall prohibit Seller or its Affiliates from hiring any Person who contacts them without any solicitation from Seller or its Affiliates or as a result of a general solicitation by Seller or its Affiliates to the public..
     (b) For a period of three years from and after the Closing Date (the “Non-Compete Period”), Seller agrees that it and its Affiliates shall not, directly or indirectly, either for itself or for any other Person, operate anywhere in the world a business substantially similar to the Company’s Business as conducted on the Closing Date (a “Competitive Business”). For the avoidance of doubt, Purchaser acknowledges that Seller’s business as currently operated (but not including the Company) is not a Competitive Business.
     (c) Notwithstanding the provisions of Section 8.3(b), Seller and its Affiliates may (i) acquire a Person fifteen percent or less of the consolidated annual revenues (measured by the most current financial statements published by the acquired Person in the ordinary course of business) of which are derived from a Competitive Business, (ii) beneficially own ten percent or less of the equity of any Person that competes, directly or indirectly, with the Company, or (iii) beneficially own Debt or other non-voting securities of any Competitive Business.
     (d) Nothing in this Section 8.3 shall restrict or prohibit the actions or conduct of or otherwise apply to, any third party that consummates a merger, consolidation, business combination, acquisition or assets or purchase of capital stock with respect to Seller.
     8.4 Cooperation; Books and Records.
     (a) Purchaser and the Company shall provide Seller and its Affiliates and their respective representatives and agents reasonable assistance in connection with any financial reporting or accounting matters, the Excluded Assets and the Quarles & Brady Claim, upon reasonable notice, including access to documents for production or use in connection with or in anticipation of any action or proceeding, access to employees and officers, as necessary, for testimony at depositions or trial and assistance in connection with, or in anticipation of, any Tax audit.
     (b) Purchaser shall retain all of the books and records of the Company for a period of five years after the Closing Date or such longer time as may be required by law.
     8.5 Quarles & Brady Claim. Following the Closing, Seller shall, at its own expense, continue to litigate the Quarles & Brady Claim and, subject to Section 8.4, Purchaser and the Company shall provide Seller, its representatives and agents reasonable assistance in connection with the Quarles & Brady Claim and Purchaser and the Company shall not agree to any waiver or settlement without the prior written consent of Seller; provided, however, that, subject to Section 11, Seller shall indemnify and hold harmless Purchaser from and against, and shall reimburse Purchaser for, any and all liability or out-of-pocket expenses incurred by Purchaser in connection with the Quarles & Brady Claim. Any recovery or benefit (including damages, attorney’s fees or otherwise) by the Company from the Quarles & Brady Claim shall be held in trust for the benefit of Seller and any such recovery or benefit shall be promptly paid over to Seller.
     8.6 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and related fees (including any penalties, interest and additions to Tax) incurred with respect to the Stock pursuant to this Agreement shall be divided equally between Seller and Purchaser. Except as required by applicable law, Purchaser shall prepare, execute and file all Returns and other documentation on a timely basis as may be required to comply with the provisions of any such applicable law.
     8.7 Payment of Taxes. Seller shall remain liable and pay any and all Taxes concerning or attributable to Seller and its Affiliates (other than the Company). Seller shall be liable and pay, or cause to be paid, any and all Taxes concerning or attributable to the Company’s operations for the period prior to the Closing Date and the period on the Closing Date prior to the Closing.
Section 9. Conditions to Obligation of Purchaser to Close
     The obligation of Purchaser to purchase the Stock and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived in writing by Purchaser in whole or in part):
     9.1 Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in Section 4, as modified solely by the Disclosure Schedule, shall be accurate in all material respects as of the Closing Date, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date.
     9.2 Performance. Seller shall have performed, in all material respects, all covenants, agreements and obligations required by this Agreement to be performed by Seller on or before the Closing Date.

     9.3 Consents or Waivers Obtained. Purchaser shall have received evidence, in form and substance reasonably satisfactory to it, that the consents, or waivers thereof, listed as items 1 through 7 and 9 on Schedule 4.4 have been obtained.
     9.4 No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any Governmental Authority having jurisdiction over Purchaser that prohibits the purchase of the Stock by Purchaser.
     9.5 Encumbrances; Stock Certificates. The Stock and assets of the Company shall be free and clear of all Encumbrances (other than Permitted Liens, if any). Purchaser shall have received the stock certificates representing the Stock duly endorsed for transfer and accompanied by any applicable documentary stamp tax.
     9.6 Delivery of Documents. Seller shall have delivered or made available to Purchaser on the Premises the documents required to be delivered or made available under Sections 4.5(d), 4.10, 4.15(f), and 4.18.
     9.7 Financial Statements. Seller and the Company shall have delivered the Financial Statements to Purchaser which Financial Statements, as applicable, shall be presented on a monthly basis beginning with the month following the financial statements for the fiscal year ended 2005 through the last month ending prior to the Closing Date; provided, however, that if the Closing is to take place prior to the 15th day of a month, the financial statements for the immediately prior month shall not need to be delivered.
     9.8 Lease Agreement. Seller and the Company shall have entered into a lease agreement in the form attached hereto as Exhibit A.
     9.9 Release of Credit Support Obligations. The Company shall have been released from any credit support obligations under the Credit Agreements.
     9.10 Automatic Transfer of Funds. As of the end of the day on the Closing Date, Seller shall have terminated any arrangement by which funds from the Company’s operating accounts with JP Morgan Chase are collected and transferred to Seller.
     9.11 Resignations of Directors. On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser written resignations of any and all directors of the Company.
     9.12 No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred.
Section 10. Conditions to Obligation of Seller to Close
     The obligation of Seller to cause the Stock to be sold to Purchaser and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived in writing by Seller in whole or in part):
     10.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5 shall be accurate in all material respects as of the Closing Date.

     10.2 Performance. Purchaser shall have performed, in all material respects, all covenants, agreements and obligations required by this Agreement to be performed by Purchaser on or before the Closing Date.
     10.3 Approvals. This Agreement shall have been approved by the requisite vote of Purchaser’s Board of Directors.
     10.4 No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any Governmental Authority having jurisdiction over Seller or the Company that prohibits the sale of the Stock to Purchaser.
     10.5 Release of Guarantees. The Seller shall be released from any guarantees of the Company’s performance listed on Schedule 10.5.
Section 11. Indemnification.
     11.1 Indemnification by Seller.
     (a) Subject to the limitations in Section 11.1(d), Seller shall indemnify and hold harmless Purchaser, and its respective officers, directors, employees, Affiliates and agents, at all times from and after the Closing Date from, against and in respect of any and all Losses arising from or related to any breach or default in performance by Seller or the Company of any of its representations or warranties, covenants or agreements contained in this Agreement.
     (b) Seller shall indemnify and hold harmless Purchaser, and its respective officers, directors, employees, Affiliates and agents, at all times from and after the Closing Date from, against and in respect of any and all Losses arising from or related to the Excluded Assets.
     (c) Seller shall indemnify and hold harmless Purchaser, and its respective officers, directors, employees, Affiliates and agents, at all times from and after the Closing Date from, against and in respect of any and all Losses arising from or related to all matters set forth or included in Schedule 4.9(c), Schedule 4.12 (limited to the section titled “Infringement, Misappropriation”), Schedule 4.15(d) and Schedule 4.17.
     (d) Certain Limitations.
     (i) Other than for the Quarles & Brady Claim, the Excluded Assets and all claims arising from or related to a breach of Sections 4.9, 4.14, 4.15, or 4.17, Seller shall have no obligation to indemnify Purchaser for any Losses until such time as the amount of the aggregate Losses equal or exceed $250,000 (the “Purchaser’s Deductible”), after which there may only be recovered those Losses in excess of the Purchaser’s Deductible, subject to the limitations in Section 11.1(d)(ii).
     (ii) Other than for the Quarles & Brady Claim, the Excluded Assets, all claims arising from or related to a breach of Sections 4.9, 4.14, 4.15, 4.17 or

     8.3(b), for Losses arising from items listed under the section titled “Infringement, Misappropriation” in Schedule 4.12, and for Losses described in Section 11.1(c), Seller shall have no obligation to indemnify Purchaser for any Losses in excess of $10.0 million; provided, however, that all Losses of Purchaser shall be applied first to satisfy the Purchaser’s Deductible.
     (iii) Seller shall have no liability under this Section 11.1 for a breach of any representation or warranty to the extent (1) a reserve in respect of any Losses was made in the Financial Statements, (2) the amount of any insurance proceeds actually received by Seller with respect to such Losses, and (3) any indemnity, contribution or other similar payment actually received by Seller from any third party with respect to such Losses.
11.2 Indemnification by Purchaser.
     (a) Subject to the limitations in Section 11.2(b), Purchaser shall indemnify and hold harmless Seller, and its respective officers, directors, employees, Affiliates and agents, at all times from and after the Closing Date from, against and in respect of any and all Losses arising from or related to any breach or default in performance by Purchaser of any of its representations or warranties, covenants or agreements contained in this Agreement.
     (b) Certain Limitations.
     (i) Purchaser shall have no obligation to indemnify Seller for any Losses until such time as the amount of the aggregate Losses equal or exceed $250,000 (the “Seller’s Deductible”), after which there may only be recovered those Losses in excess of the Seller’s Deductible, subject to the limitations in Section 11.2(b)(ii).
     (ii) Purchaser shall have no obligation to indemnify Seller for any Losses in excess of $10.0 million; provided, however, that all Losses of Seller shall be applied first to satisfy the Seller’s Deductible.
     (iii) Purchaser shall have no liability under this Section 11.2 for a breach of any representation or warranty to the extent (1) the amount of any insurance proceeds actually received by Purchaser with respect to such Losses, and (2) any indemnity, contribution or other similar payment actually received by Purchaser from any third party with respect to such Losses.
11.3 Matters Involving Third Parties.
     (a) For purposes of this Section 11.3, a party against which indemnification may be sought is referred to as the “Indemnifying Party” and the party which may be entitled to indemnification is referred to as the “Indemnified Party.”

     (b) If any third party shall notify the Indemnified Party with respect to any matter (a “Third Party Claim”) that may give rise to a claim for indemnification against the Indemnifying Party under this Section 11, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing setting forth, in reasonable detail, the nature and basis of the claim and the amount thereof, to the extent known, and any other relevant documentation in the possession of the Indemnified Party (a “Notice of Claim”); provided, however, that failure on the part of the Indemnified Party to notify any Indemnifying Party shall not relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby materially prejudiced by such failure.
     (c) The Indemnifying Party may, at its own expense, participate in the defense of any claim, suit, action or proceeding by providing written notice to the Indemnified Party and delivering to the Indemnified Party a written agreement that the Indemnified Party is entitled to indemnification pursuant to Section 11 for all Losses arising out of such claim, suit, action or proceeding, and that the Indemnifying Party shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof, provided that the Indemnifying Party’s counsel is reasonably satisfactory to the Indemnified Party, and the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party’s reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If, however, the Indemnifying Party reasonably determines, based upon written advice of counsel, that the representation by the Indemnifying Party’s counsel of both the Indemnifying Party and the Indemnified Party would present a conflict of interest, then such Indemnified Party may employ separate counsel (Indemnifying Party’s consent to the choice of counsel is required, such consent not to be unreasonably withheld) to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of one such separate counsel. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the Parties hereto shall cooperate in the defense or prosecution thereof.
     (d) Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in this Section 11.3 shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise, provided that no obligation, restriction or Loss shall be imposed on the Indemnified Party as a result of such settlement without its prior written consent. The Indemnified Party will give the Indemnifying Party at least 30 days’ notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Party may reject such proposed settlement or compromise; provided that from and after such rejection, the Indemnifying Party shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Party would have been obligated to pay under the proposed settlement or compromise.
Section 12. Termination of Agreement
     12.1 Right to Terminate Agreement. This Agreement may be terminated prior to the Closing:
     (a) by the mutual written agreement of Seller, the Company and Purchaser;
     (b) by Purchaser at any time after July 14, 2006, if any condition set forth in Section 9 shall not have been satisfied or waived (unless, in the case of any such termination by Purchaser pursuant to this Section 12.1(b), the failure of such event to occur shall have been caused by the action or failure to act by Purchaser, which action or failure to act constitutes a breach of Purchaser’s obligations under this Agreement); provided, however, that the deadline set forth in this Section 12.1(b) shall be automatically extended until July 31, 2006 if Seller and the Company have not obtained the necessary consents pursuant to Section 9.3; or
     (c) by Seller and the Company at any time after July 14, 2006, if any condition set forth in Section 10 shall not have been satisfied or waived (unless, in the case of any such termination by Seller pursuant to this Section 12.1(c), the failure of such event to occur shall have been caused by the action or failure to act by Seller, which action or failure to act constitutes a breach of Seller’s obligations under this Agreement); provided, however, that the deadline set forth in this Section 12.1(c) shall be automatically extended until July 31, 2006 if Seller and the Company have not obtained the necessary consents pursuant to Section 9.3.
     12.2 Effect of Termination. Upon the termination of this Agreement pursuant to Section 12.1:
     (a) Purchaser shall promptly cause to be returned to Seller all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with Purchaser’s investigation of the Company’s Business, operations and legal affairs, including any copies made by Purchaser of any such documents or information; and
     (b) all covenants, representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, as of the date of termination, and neither party hereto shall have any obligation or liability to the other party hereto, provided that the Company shall remain liable for the payment of expenses pursuant to Section 13.2.
Section 13. Miscellaneous Provisions

     13.1 Survival of Representations and Warranties. The representations and warranties of Seller contained in this Agreement or in any certificate or other instrument delivered at the Closing pursuant to this Agreement shall survive the Closing for two years except for the representations and warranties of Seller described in Sections 4.9, 4.14, 4.15 and 4.22, which will survive the Closing until the applicable statute of limitations (the “Survival Period”). No claim may be brought based upon, directly or indirectly, any of the representations and warranties contained in this Agreement after the Survival Period.
     13.2 Expenses. The Company shall pay: (a) all costs and expenses associated with any governmental or regulatory agency filing, Consent, and approval required in connection with this Agreement and the transactions contemplated hereby; and (b) all costs and expenses associated with the compilation of the Financial Statements. Except as set forth in Section 8.6 and Section 13.9(c), all other fees, costs and expenses incurred by the parties in connection with this Agreement shall be the responsibility of the party incurring such costs and expenses.
     13.3 338(h)(10) Election. If requested by Purchaser, the Company and Seller agree to make an election pursuant to Section 338(h)(10) of the Code, as amended (and any corresponding provisions of Arizona and other applicable state tax law), with respect to the purchase of the Stock, which election shall allocate the Purchase Price to the Company’s assets pursuant to the method prescribed in Treasury Regulation §1.338-6 (as reasonably determined by Purchaser and agreed upon by Seller). Purchaser shall promptly pay to Seller upon receipt of demand therefor (which demand shall be accompanied by copies of the documentation and computations described in the immediately following sentence) as additional Purchase Price an amount equal to the increased Taxes, if any, incurred by Seller with respect to the year in which the Closing occurs and the year in which any payments are made pursuant to this provision (including any additional Taxes in respect of such amounts) as a result of any Section 338(h)(10) Election or analogous elections made such that Seller will receive the same after-Tax proceeds with respect to the year in which the Closing occurs and the year in which any payments are made pursuant to this provision as if Seller had sold stock and no Section 338(h)(10) Election or analogous elections had been made. Such determinations shall be based upon documentation and computations made by Seller with respect to amounts due hereunder presented to Purchaser. Seller shall provide such documentation and computations to Purchaser no later than 90 calendar days after (i) the Closing Date and (ii) the date of any payment of additional Purchase Price giving rise to the obligation to pay additional amounts hereunder; provided, however, that Seller’s failure to provide such documentation and computations within such time shall not constitute a waiver of its rights to additional amounts hereunder. Any item of income, expense, gain, or loss (other than any amount in respect of allocations of Purchase Price in connection with a Section 338(h)(10) Election or additional amounts payable hereunder) occurring after the Closing Date shall not be considered in calculating increased Taxes.
13.4 Returns
     (a) Purchaser shall prepare, or cause to be prepared, and timely file, or cause to be timely filed, all Returns for periods that end after the Closing Date.
     (b) If a 338(h)(10) election pursuant to Section 13.3 is not made by Purchaser, such Returns shall be prepared in a manner consistent with the past practices of Seller and the Company in preparing Returns. Purchaser shall furnish Seller drafts of Returns as proposed to be filed for periods that end after the Closing Date no later than 30 calendar days prior to the due date (without extensions) for the filing of such Returns for Seller’s review and approval. Seller shall have 15 calendar days to review such Returns, and shall, at or prior to the end of such period, furnish its approval of such Returns or provide its comments and modifications to such Returns. Purchaser shall accept Seller’s comments and modifications to such Returns, and such Returns, as modified to reflect Seller’s comments and modifications, shall be deemed to have been approved by Seller. If Purchaser disagrees with or refuses to accept any of Seller’s comments or modifications, the parties shall consult and cooperate in good faith to resolve such disagreements and refusals, and the Returns as agreed to after such consultation shall be filed in such form as agreed to. If, however, the parties cannot reach agreement within 30 calendar days after Seller’s delivery of its comments and modifications to the draft Returns as originally proposed by Purchaser, the parties shall refer the resolution of such disagreement to a nationally recognized accounting firm reasonably acceptable to both parties for final resolution of such disagreement. Such accounting firm’s decision shall be binding on both parties, and shall be made not later than seven calendar days prior to the due date (including extensions) for the filing of such Returns. Each party shall bear 50% of the costs of such accounting firm incurred in connection therewith.
     13.5 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.
     13.6 No Implied Representations. Purchaser and Seller acknowledge that, except as expressly provided in Section 4 and Section 5, neither party hereto, and none of the representatives of either party hereto, has made or is making any representations or warranties whatsoever, implied or otherwise.
     13.7 Public Announcements. Notwithstanding anything to the contrary in this Agreement, each party to this Agreement hereby agrees with the other party hereto that, without first consulting with the other party, except as may be required to comply with the requirements of any applicable Laws, and the rules and regulations of each stock exchange upon which the securities of one of the parties is listed, if any, no press release or similar public announcement or communication shall, prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement.
     13.8 Materiality. For purposes of this Agreement, a Contract, obligation, liability, transaction, change, breach, encumbrance, proceeding or other matter or event shall not be deemed to be “material” unless the existence or occurrence of such matter or event would, by itself, cause a reasonable purchaser to reverse its decision to enter into a transaction of the type contemplated by this Agreement.
     13.9 Arbitration. Any dispute that the parties are unable to resolve through mediation will be submitted to arbitration in accordance with the following procedures:

     (a) Demand for Arbitration; Location. Either party may demand arbitration by giving the other party written notice to such effect, which notice will describe, in reasonable detail, the facts and legal grounds forming the basis for the filing party’s request for relief and will include a statement of the total amount of damages claimed, if any, and any other remedy sought by that party. The arbitration will be held before one neutral arbitrator in Phoenix, Arizona before a mutually agreeable nationally or regionally recognized arbitration organization utilizing retired judges of that region such as J.A.M.S., and will proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). If the parties are unable to agree on the organization to administer the arbitration, it will be administered by the AAA under its procedures for large and complex cases. There will be no discovery in such arbitration other than document requests for documents specifically related to this Agreement and the transaction contemplated herein, which documents will be produced within 15 calendar days after such requests. Pending the arbitrator’s determination of the merits of the dispute, either Party may apply to any court of competent jurisdiction to seek injunctive or other extraordinary relief.
     (b) Award. The decision of, and award rendered by, the arbitrator will be final and binding on the parties. Upon the request of a party, the arbitrator’s award will include written findings of fact and conclusions of law. Judgment on the award may be entered in and enforced by any court of competent jurisdiction.
     (c) Attorney’s Fees. The losing party shall pay the prevailing party’s attorney’s fees, costs and expenses (including filing fees) with respect to the arbitration, unless otherwise determined by the arbitrator.
     13.10 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York without giving effect to principles of conflicts of law.
     13.11 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given and duly delivered when received by the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other party hereto):
if to Purchaser:
TeleTech Holdings, Inc.
9197 S. Peoria Street
Legal 2-264
Englewood, CO 80112
Attn: Chief Financial Officer
Fax: (303) 397-8647
with a copy to:
TeleTech Holdings, Inc.

9197 S. Peoria Street
Legal 2-264
Englewood, CO 80112
Attn: Christy O’Connor, Esq.
Fax: (303) 397-8677
and
Brownstein Hyatt & Farber, P.C.
410 Seventeenth Street, 22nd Floor
Denver, CO 80202
Attn: Steven C. Demby
Fax: (303) 223-1111
if to Seller or the Company:
Insight Enterprises, Inc.
1305 W. Auto Drive
Tempe, AZ 85284
Attn: Chief Financial Officer
Fax: (480) 760-7003
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071
Attn: Brian J. McCarthy, Esq.
Fax: (213) 621-5070
     13.12 Headings. The captions and headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
     13.13 Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person without the prior written consent of the other party hereto; provided, however, that Purchaser may assign this Agreement to an Affiliate of Purchaser without the consent of Seller or the Company.
     13.14 Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any Person (including any employee or creditor of the Company) other than the parties hereto.
     13.15 Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law. The parties further agree to replace such invalid, unlawful, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
     13.16 Specific Performance. The parties hereto agree that Purchaser would suffer irreparable damage in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the Closing, Purchaser shall be entitled to seek to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
     13.17 Exclusive Remedies After Closing. Following the Closing, the sole and exclusive remedy for each of the parties with respect to any and all claims relating to the breach of this Agreement (other than claims of, or causes of action arising from, fraud or criminal acts) shall be pursuant to the indemnification provisions set forth in Section 11.
     13.18 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
     13.19 Facsimile Signatures. This Agreement may be executed by facsimile signatures that shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practicable thereafter.
     13.20 Entire Agreement. This Agreement sets forth the entire understanding of Purchaser and Seller and supersedes all other agreements and understandings between Purchaser and Seller relating to the subject matter hereof and thereof.
     13.21 Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
     13.22 Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed by Purchaser, Seller, and the Company.
     13.23 Interpretation of Agreement.
     (a) Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

     (b) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
     (c) Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
     (d) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”
     (e) “Writing,” “written” and comparable terms in this Agreement refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.
     (f) References in this Agreement to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
     (g) References in this Agreement to “party” or “parties” shall be deemed to be the parties to this Agreement unless otherwise specified or unless the context otherwise requires.
     (h) References herein to “Sections,” “subsections,” “Exhibits” and “Schedules” are intended to refer to Sections, subsections, Exhibits and Schedules of this Agreement, unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.
[The Remainder of the Page Left Intentionally Blank]

     Purchaser, Seller and the Company have caused this Stock Purchase Agreement to be executed as of the date first set forth above.

TELETECH HOLDINGS, INC.

By:

Kenneth D. Tuchman
Chairman & Chief Executive Officer

INSIGHT ENTERPRISES, INC.

By:

Stanley Laybourne
Chief Financial Officer

DIRECT ALLIANCE CORPORATION

By:

Name:

Its:

Seller’s Disclosure Schedule to DAC Agreement
Schedule 1.2
Excluded Real Property
1.	8123 South Hardy Drive, Tempe, Arizona

2.	8133 South Hardy Drive, Tempe, Arizona (parking structure)

3.	910 West Carver Road, Tempe, Arizona

Schedule 1.3
Permitted Liens
1.	Kronos Master Lease Agreement dated September 30, 2004 with Kronos Incorporated (capital lease)

Schedule 2.4(a)
Clawback
1.	$9,891,063

Schedule 2.4(b)
Clawback
1.	$1,309,000

Schedule 4.2
Capitalization; Title to Stock
1.	Direct Alliance Corporation 2000 Long-Term Incentive Plan

2.	Certain employees have been awarded options, restricted stock, restricted stock units or similar equity-based compensation pursuant to plans maintained by Seller (the Insight Enterprises, Inc. 1994 Stock Option Plan, the Insight Enterprises, Inc. 1998 Long-Term Incentive Plan, and the Insight Enterprises, Inc. 1999 Broad Based Employee Stock Option Plan). The equity underlying such awards is the common stock of the Seller. For the year ending December 31, 2006, the Company employees who have such awards as part of their annual incentive compensation plans are only those employees at the director level and above and the Platinum Club winners (sales and support employees) from the AOM incentive plan.

Schedule 4.4
No Violations; Consents
Consents
1.	Upon a change of control of the Company, on thirty days’ written notice, International Business Machines Corporation has the right to terminate Program Services Agreement #4900RL1367 dated October 1, 2000, as amended; waiver of the termination right, or consent, will cover related participation agreements, amendments, modifications, statements and other subordinate agreements, instruments and documents.

2.	Upon a change of control of the Company, on thirty days’ written notice, Lenovo (Singapore) Pte. Ltd. has the right to terminate Program Services Agreement #4905AD0002, dated March 28, 2005; waiver of the termination right, or consent, will cover related participation agreements, amendments, modifications, statements and other subordinate agreements, instruments and documents.

3.	Upon a change of control of the Company, on forty-five days’ written notice, Toshiba America Information Systems, Inc. has the right to terminate the Program Services Agreement, dated September 1, 2005; waiver of the termination right, or consent, will cover related participation agreements, amendments, modifications, statements and other subordinate agreements, instruments and documents.

4.	Upon a change of control of the Company, on forty-five days’ written notice, Sony Electronics Inc. has the right to terminate the Amended and Restated Services Agreement dated April 1, 2005; waiver of the termination right, or consent, will cover related participation agreements, amendments, modifications, statements and other subordinate agreements, instruments and documents.

5.	Under the Revolving Credit Agreement among Insight Enterprises, Inc, JPMorgan Chase Bank, N.A. as successor by merger to Bank One NA (Main Office Chicago) and the lenders thereto, and the release of liens and pledges of the Company’s stock under the Subsidiary Security Agreement, Pledge Agreement, Domestic Subsidiary Pledge, and Subsidiary Guarantee, the sale of the Company is a change of control and an event of default.

6.	Agreement For Inventory Financing, dated October 31, 2003, by and among IBM Credit LLC, Insight Direct USA, Inc., Insight Public Sector, Inc., and Direct Alliance Corporation, as amended.

7.	License and Services Agreement, dated January 29, 2001, between CNET Europe SA and Direct Alliance Corporation, as amended.

8.	FraudNet License Agreement dated May 1, 2006 between The 41st Parameter, Inc. and the Company.

9.	Embarcadero Technologies Software License Agreement, between Embarcadero Technologies, Inc. and Direct Alliance Corporation.

Schedule 4.5(a)
Agreements and Actions
The Company has entered into the following agreements:
1.	Employment Agreement with James D. Kebert dated January 11, 2006

2.	Employment Agreement with Evan D. Braun dated April 1, 2004

3.	Employment Agreement with Ian R. Gilyeat dated April 1, 2004

4.	Employment Agreement with Hugh B. Jones dated April 1, 2004

5.	Employment Agreement with David Canham dated July 20, 2005

6.	Senior Management Agreement with David Canham dated July 18, 2005

7.	Confidentiality and Non-Solicitation Agreement with David Canham dated July 18, 2005

8.	Senior Management Confidential Information, Employment Covenants, and Employment Termination Agreement with Douglas Finnie dated November 14, 2000

9.	Senior Management Agreement with Mike Houghton dated November 29, 2005

10.	Confidentiality and Non-Solicitation Agreement with Mike Houghton dated November 30, 2005

11.	Senior Management Confidential Information, Employment Covenants, and Employment Termination Agreement with Darren Skarecky dated March 3, 2000

12.	Employees at the director level and above have signed a Senior Management Agreement with the Company

13.	The Company entered into an agreement with Insight Enterprises, Inc. on June 9, 2006 pursuant to which the Company will continue, through January 31, 2007, to provide data on computers and consumer electronics which the Company has sourced through that certain License and Services Agreement, dated January 29, 2001, between CNET Europe SA and the Company, as amended.

14.	The Company entered into an agreement with Insight Direct USA, Inc. on June 9, 2006 pursuant to which the Company will continue, through December 31, 2006, to provide transactive e-mail (or, electronic direct marketing) services to Insight.

Schedule 4.5(b)
Agreements and Actions
1.	Avanade, Inc. Customer Services Agreement dated May 14, 2003 and a series of related work orders, including amendments to the work orders, related to Activator II (collectively, the “Avanade Services Agreement”) (regarding Activator II); Avanade U.S. License Agreement for ACA.NET Framework (the license fee is $0 – included as part of project fees).

2.	Microsoft Business Agreement No. U0625720, effective May 24, 2004.

3.	Microsoft Enterprise Agreement No. 01E63140, effective May 24, 2004.

4.	Purchase of Desktops.

5.	Pathfinder Communications Solutions Sales Agreement dated February 15, 2006 (regarding switch upgrade).

6.	Server Upgrade.

The Company, in a draft, unsigned letter agreement, has proposed to Panasonic Consumer Electronics Company (“PCEC”) that the Company would accept the return of servers originally purchased for a PCEC program launch in exchange for credits, in the amount of approximately $194,000, which could be redeemed by PCEC for project fees, system usage fees and system maintenance fees. In the event the Company does not conclude the return, the Company would purchase other servers.

7.	Mercury ITG Solution

8.	Capitalization of Internal Software Development (including the Company’s internal work on Activator II).

9.	Infoterm Software License Agreement dated May 18, 2001.

10.	The information set forth in Schedule 4.5(d) and 4.12 are incorporated by reference into this Schedule 4.5(b).

Schedule 4.5(c)
Agreements and Actions
1.	The Company has offered employees the ability to purchase IT products from Insight Direct USA, Inc., a wholly-owned subsidiary of Seller, through payroll deductions. At the end of April 2006, the payable to the Seller was $16,060.

Schedule 4.5(d)
Agreements and Actions
Material Contracts
1.	Program Services Agreement #4905AD0002 with Lenovo (Singapore) Pte. Ltd. dated March 28, 2005 and Participation Agreement #4905AD003, United States.

2.	Program Services Agreement #4900RL1367 with International Business Machines Corporation dated October 1, 2000, as amended.

3.	Program Services Agreement with Toshiba America Information Systems, Inc. dated September 1, 2005.

4.	Program Services Agreement with Panasonic Consumer Electronics Company (“PCEC”), dated April 1, 2006.

5.	Program Services Agreement with Polaroid Corporation, dated June 30, 2004, as amended.

6.	Amended and Restated Services Agreement with Sony Electronics, Inc., dated April 1, 2005.

7.	Program Services Agreement #3003015 with Xerox Corporation, dated December 3, 2001, as amended.

8.	Embarcadero Technologies Software License Agreement, between Embarcadero Technologies, Inc. and Direct Alliance Corporation.

9.	The information set forth in Schedule 4.5(b) is incorporated by reference into this Schedule 4.5(d).
Non-Compete Agreements
1.	The information set forth in items 1 -12 of Schedule 4.5(a) is incorporated by reference into this Schedule 4.5(d).
Transfers and Sales of Stock Causing Alterations, Terminations, or Defaults
1.	The information set forth in Schedule 4.4 is incorporated by reference into this Schedule 4.5(d).

Schedule 4.8(h)
Resignations
1.	Thaddeus J. Crawford resigned from his position as Vice President – New Business Development in February 2006. The position has since been eliminated.

Schedule 4.8(n)
Capital Expenditures
1.	The information set forth in Schedule 4.5(b), other than item 9, is incorporated by reference into this Schedule 4.8(n).

Schedule 4.9(c)
ERISA or Code Prohibited Transactions
1.	The Company withheld 401(k) contributions from employee paychecks on October 7, 2005 and inadvertently did not remit the amounts to participant accounts at Fidelity Investments until December 1, 2005. Lost earnings were calculated in accordance with IRS regulations and were credited to the participant accounts on December 5, 2005.

Schedule 4.11
Company Assets, Equipment
Assets in Possession of Seller
See Attachment 4.11(a) – Assets in Possession of Seller.
None
Equipment
See Attachment 4.11(b) – List of Equipment.
The Company has previously disclosed to Purchaser the current state of work on the platform referred to by the Company as Activator II including, without limitation, the costs incurred to date and the estimated costs to complete the platform. The Company and Avanade, Inc. entered into a Customer Services Agreement dated May 14, 2003 and a series of related work orders, including amendments to the work orders, related to Activator II (collectively, the “Avanade Services Agreement”). The cost of Activator II, the timing of deliverables for Activator II and the functionality of Activator II may continue to change after the date hereof, and the Company and the Seller make no representations or warranties with respect to any of the foregoing. Further, the Avanade Services Agreement specifies that upon final payment, Avanade will grant to the Company, as the Customer under the Avanade Services Agreement, those rights which are identified for each Deliverable (as defined in the Avanade Services Agreement) in the relevant Work Order (also as defined in the Avanade Services Agreement). The categories of rights range from Category A Deliverables (ownership by Avanade, license to Customer to use internally) to Category E Deliverables (assignment by Avanade to Customer). However, the Work Orders do not specify any of these categories for the Deliverables. The Avanade Services Agreement does specify that there are Avanade Proprietary Items (as defined in the Avanade Services Agreement) and that Avanade will retain its rights to such items, and the Company and the Seller make no representations or warranties with respect to any rights related to Activator II. The Company has also obtained, for no additional fee, a non-exclusive license to use the Avanade Development Accelerator ACA.NET Framework (“ADA”); ACA.NET provides a set of reusable software components that help accelerate the software development process. Given that the Purchase Price was reduced as a result of the Activator II platform, this disclosure and the related disclaimers shall apply as a qualification to all of the representations and warranties of Seller and the Company.

Schedule 4.12
Intellectual Property
Infringement, Misappropriation
The Company has, in the past, used Marketplace Manager as a service mark, particularly for the Company’s sales-enabling business tools, including a direct CRM (channel relationship management) tool. The Company commenced such use after January 2001. The Company has recently learned that there are two registered trademarks for the word mark Marketplace Manager:
(1) MARKETPLACE MANAGER, serial number 78629179, is registered in International Class 42, and the owner is Infopia, Inc. The Goods and Services are described, per the record at http://tess2.uspto.gov/bin/showfield?f=doc&state=n1dpno.2.1, as follows:
IC 042. US 100 101. G & S: providing online non-downloadable software for initiating, managing, optimizing, tracking, fulfilling and analyzing online marketing and e-commerce and online auction transactions for others via websites on the internet, and for providing reports regarding online marketing activities and transactions; providing online non-downloadable software for designing and hosting websites; providing online non-downloadable software for designing and creating logos, web pages, and web listing templates; providing online non-downloadable software for listing detailed product search data and related product data on websites and online marketplaces; providing online non-downloadable software for use in attribute-based merchandising; providing online non-downloadable software for inventory management and order fulfillment; providing non-downloadable customer relationship management software; providing online non-downloadable software to manage and evaluate marketing campaigns; providing online non-downloadable software for use in implementing trade-in capabilities on website and auction listings. FIRST USE: 20010121. FIRST USE IN COMMERCE: 20010121
(2) MARKETPLACE MANAGER, serial number 78301466, is registered in International Class 36, and the owner is Bondwave LLC. The Goods and Services are described, per the record at http://tess2.uspto.gov/bin/showfield?f=doc&state=n1dpno.2.2, as follows:
IC 036. US 100 101 102. G & S: FINANCIAL SERVICES, NAMELY, PROVIDING CLIENT INVESTMENT EXECUTION INFORMATION, FINANCIAL INFORMATION AND FINANCIAL MARKET INFORMATION VIA A GLOBAL COMPUTER INFORMATION NETWORK IN THE FIELD OF PURCHASE AND SALE OF SECURITIES; ON-LINE SECURITY BROKERAGE. FIRST USE: 20030224. FIRST USE IN COMMERCE: 20030224
The Company never obtained or acquired a license from either Infopia or Bondwave to use Marketplace Manager as a service mark. Neither Infopia nor Bondwave (nor anyone representing either) has contacted the Company regarding its use of Marketplace Manager as a service mark (or with respect to any of the other marks using the word “Marketplace”, and, upon discovering the registered mark of Infopia, the Company ceased its use of Marketplace Manager. Neither the Company nor the Seller makes any representations or warranties regarding the respective rights of the Company, Infopia or Bondwave in the mark Marketplace Manager or the other marks using the word “Marketplace”.
Registered Intellectual Property Rights

Mark:	Direct Alliance & Design
International Class:	35, 36, 38, 45
Serial Number:	76/431,927
Registration Number:	2868408
Registration Date:	August 3, 2004

Mark:	Direct Alliance
International Class:	35, 36, 38, 45
Serial Number:	76/432,124
Registration Number:	2868410
Registration Date:	August 3, 2004

Utility Patent Application, filed March 24, 2006, entitled “Systems and Methods for Accessing and/or Providing Information, Such As Information Related to Customer Accounts” (application claims priority to co-pending U.S. Provisional Patent Application No. 60/665,155, filed March 24, 2005).
Tradenames

State of Arizona:	CE Marketplace
Vault Info Systems
Vault Data Systems
Marketplace Solutions
Direct Global Finance

Maricopa County:	Marketplace Solutions
Domain Names
ACTV2.COM
MARKETACTIVATOR.COM
MARKETPLACE-ACTIVATOR.NET
MARKETPLACE-AGENT.COM
MARKETPLACE-AGENT.NET
MARKETPLACE-CATALYST.NET
MARKETPLACE-DIRECT.COM
MARKETPLACE-DIRECT.NET
MARKETPLACE-INTELLIGENCE.COM
MARKETPLACE-INTELLIGENCE.NET
MARKETPLACE-LOGIC.COM
MARKETPLACE-LOGIC.NET
MARKETPLACE-MAKER.COM
MARKETPLACE-MAKER.NET
MARKETPLACE-MATRIX.NET
MARKETPLACE-SUPPLY.COM
MARKETPLACE-SUPPLY.NET
MARKETPLACEACTIVATOR.NET
MARKETPLACEAGENT.COM
MARKETPLACECATALYST.COM
MARKETPLACEINTELLIGENCE.NET
MARKETPLACEMAKER.COM
MARKETPLACEMAKER.NET
MARKETPLACEMATRIX.COM
MARKETPLACESUPPLY.COM
MARKETPLACESUPPLY.NET
OPT-OUT-PLEASE.COM
OUTBOUNDSALES.COM
MARKETPLACEINTELLIGENCE.COM
MARKETPLACEACTIVATOR.COM
MARKETPLACE-MATRIX.COM
MARKETPLACE-CATALYST.COM
MARKETPLACE-ACTIVATOR.COM
MARKET-ACTIVATOR.COM
direct-alliance.ws
salesibm.com
directlenovo.com
reptool.biz
directalliance.cc
vaultinfosystems.com

directalliance.info
directalliance.ws
direct-alliance.net
direct-alliance.org
direct-alliance.info
direct-alliance.cc
compass-direct.net
dacme.com
traininsight.com
ibm4pcs.com
trainingdac.com
directglobalfinance.com
cemarketplace.com
compass-direct.com
supplies4printers.com
compassdirect.net
direct-alliance.com
directalliance.com
mailsvcs.com
verifraud.com*

*	The Company has acquired the right to this domain name, but it has not completed the process of registering the domain name in the name of the Company. See Exclusive Licenses and Exclusive Rights to Intellectual Property Rights Granted to DAC, below.
Trademarks (not registered)
Marketplace Activator
Marketplace Maker
Marketplace Manager
Five Critical Needs
Verifraud
Service Marks (not registered)
Marketplace Intelligence
Marketplace Catalyst
Marketplace Agent
Marketplace Matrix
Marketplace Logic
Copyrights (not registered)
The Company is the copyright owner of the original works entitled to copyright protection by the employees of the Company.
The original works are generally literary works including written material and computer software.
Exclusive Licenses and Exclusive Rights to DAC’s Intellectual Property Rights
The Company has previously disclosed to Purchaser the current state of work on the platform referred to by the Company as Activator II including, without limitation, the costs incurred to date and the estimated costs to complete the platform. The Company and Avanade, Inc. entered into a Customer Services Agreement dated May 14, 2003 and a series of related work orders, including amendments to the work orders, related to Activator II (collectively, the “Avanade Services Agreement”). The cost of Activator II, the timing of deliverables for Activator II and the functionality of Activator II may continue to change after the date hereof, and the Company and the Seller make no representations or warranties with respect to any of the foregoing. Further, the Avanade Services Agreement specifies that upon final payment, Avanade will grant to the Company, as the Customer under the Avanade Services Agreement, those rights which are identified for each Deliverable (as defined in the Avanade Services Agreement) in the relevant Work Order (also as defined in the Avanade Services Agreement). The categories of rights range from Category A Deliverables (ownership by Avanade, license to Customer to use internally) to Category E Deliverables (assignment by Avanade to Customer). However, the Work Orders do not specify any of these categories for the Deliverables. The Avanade Services Agreement does specify that there are Avanade Proprietary Items (as defined in the Avanade Services Agreement) and that Avanade will retain its rights to such items, and the Company and the Seller make no representations or warranties with respect to any rights related to Activator II. The Company has also obtained, for no additional fee, a non-exclusive license to use the Avanade Development Accelerator ACA.NET Framework (“ADA”); ACA.NET provides a set of reusable software components that help accelerate the software development process. Given that the Purchase Price was reduced as a result of the Activator II platform, this disclosure and the related disclaimers shall apply as a qualification to all of the representations and warranties of Seller and the Company.
Material Non-Exclusive Licenses and Rights to DAC’s Intellectual Property Rights
1.	Program Services Agreement #4905AD0002 with Lenovo (Singapore) Pte. Ltd. dated March 28, 2005.

2.	Program Services Agreement #4900RL1367 with International Business Machines Corporation dated October 1, 2000, as amended.

3.	Program Services Agreement with Toshiba America Information Systems, Inc. dated September 1, 2005.

4.	Program Services Agreement with Panasonic Consumer Electronics Company (“PCEC”), dated April 1, 2006.

5.	Program Services Agreement with Polaroid Corporation, dated June 30, 2004, as amended.

6.	Amended and Restated Services Agreement with Sony Electronics, Inc., dated April 1, 2005.

7.	Program Services Agreement #3003015 with Xerox Corporation, dated December 3, 2001, as amended.
Exclusive Licenses and Exclusive Rights to Intellectual Property Rights Granted to DAC
The Company has previously disclosed to Purchaser the current state of work on the platform referred to by the Company as Activator II including, without limitation, the costs incurred to date and the estimated costs to complete the platform. The Company and Avanade, Inc. entered into a Customer Services Agreement dated May 14, 2003 and a series of related work orders, including amendments to the work orders, related to Activator II (collectively, the “Avanade Services Agreement”). The cost of Activator II, the timing of deliverables for Activator II and the functionality of Activator II may continue to change after the date hereof, and the Company and the Seller make no representations or warranties with respect to any of the foregoing. Further, the Avanade Services Agreement specifies that upon final payment, Avanade will grant to the Company, as the Customer under the Avanade Services Agreement, those rights which are identified for each Deliverable (as defined in the Avanade Services Agreement) in the relevant Work Order (also as defined in the Avanade Services Agreement). The categories of rights range from Category A Deliverables (ownership by Avanade, license to Customer to use internally) to Category E Deliverables (assignment by Avanade to Customer). However, the Work Orders do not specify any of these categories for the Deliverables. The Avanade Services Agreement does specify that there are Avanade Proprietary Items (as defined in the Avanade Services Agreement) and that Avanade will retain its rights to such items, and the Company and the Seller make no representations or warranties with respect to any rights related to Activator II. The Company has also obtained, for no additional fee, a non-exclusive license to use the Avanade Development Accelerator ACA.NET Framework (“ADA”); ACA.NET provides a set of reusable software components that help accelerate the software development process. Given that the Purchase Price was reduced as a result of the Activator II platform, this disclosure and the related disclaimers shall apply as a qualification to all of the representations and warranties of Seller and the Company.
Pursuant to an Asset Purchase Agreement dated March 29, 2005 by and among the Company, Verifraud, Inc., an Illinois corporation (“Verifraud”), and Gary Bares, an individual and sole shareholder of Verifraud (and with Verifraud, the “Selling Parties”), the Company acquired all of the Selling Parties’ right, title and interest in and to the intangible property owned by either or both of the Selling Parties related to Verifraud’s business of providing credit fraud solutions. Pursuant to the Asset Purchase Agreement,

Verifraud assigned the trade name and trademark Verifraud to the Company. Also pursuant to the Asset Purchase Agreement, Verifraud assigned its rights to the domain name www.verifraud.com to the company, although the Company has not completed the process of registering the domain name in the name of the Company.
Material Non-Exclusive Licenses and Rights to Intellectual Property Granted to DAC
1.	Program Services Agreement #4905AD0002 with Lenovo (Singapore) Pte. Ltd. dated March 28, 2005.

2.	Program Services Agreement #4900RL1367 with International Business Machines Corporation dated October 1, 2000, as amended.

3.	Program Services Agreement with Toshiba America Information Systems, Inc. dated September 1, 2005.

4.	Program Services Agreement with Panasonic Consumer Electronics Company (“PCEC”), dated April 1, 2006.

5.	Program Services Agreement with Polaroid Corporation, dated June 30, 2004, as amended.

6.	Amended and Restated Services Agreement with Sony Electronics, Inc., dated April 1, 2005.

7.	Program Services Agreement #3003015 with Xerox Corporation, dated December 3, 2001, as amended.

8.	Avanade U.S. License Agreement for ACA.NET Framework (the license fee is $0 – included as part of project fees).

9.	Embarcadero Technologies Software License Agreement, between Embarcadero Technologies, Inc. and Direct Alliance Corporation.
Material Breaches to Above Agreements
None.

Schedule 4.13
Real Property
1.	The information set forth in Schedule 1.2, is incorporated by reference into this Schedule 4.13.

Schedule 4.14
Labor Agreements and Employees
Employees
See Attachment 4.14(a) – List of Employees.
Employment Agreements
1.	The information set forth in Schedule 4.5(a), is incorporated by reference into this Schedule 4.14.
COBRA/Employee Benefits Plans
See Attachment 4.14(b) – List of Employee Benefit Plans.

Schedule 4.15(d)
Tax Matters
Examinations, Audits, Actions, Suits, Investigations or Claims

Pending Audits or Examinations	Exam Type	Years Under Examination
The State of Arizona	Sales & Use Tax	07/1999 – 02/2003
City of Tempe Arizona	Sales & Use Tax	07/1999 – 02/2003

Schedule 4.15(l)
Tax Matters
Contracts, Agreements, Plans or Arrangements
1.	Pursuant to an Employment Agreement between the Company and Branson M. Smith dated as of November 23, 2004, with an effective date of November 1, 2003 (and as amended by that certain First Amendment to Employment Agreement between the Company and Mr. Smith dated July 11, 2005), the Company terminated the employment of Mr. Smith, then serving as the Company’s President, without cause and paid Mr. Smith, in addition to base pay (at the rate of $225,000 per annum) while on 90-day administrative leave, incentive compensation earned through the third quarter of 2005 and a lump sum severance payment equal to two times his base salary (less the amount paid during the 90-day notice period) plus two times the sum of the quarterly bonuses for the four most recently completed calendar quarters. The total severance amount was approximately $1.0 million. Mr. Smith, following termination, also exercised stock options (common stock of Insight Enterprises, Inc.) and sold the underlying shares. This arrangement (collectively, the employment agreement, as amended, and the option grants) may have given rise to the payment of amounts which would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

Schedule 4.16
Insurance
1.	Insight Enterprises, Inc. has a cash deposit with its workers compensation insurer as collateral for potential claims liability, including liability for claims by employees of the Company. Insight Enterprises, Inc. does not anticipate that the insurer will release any portion of this deposit as a result of the sale of the Company. Any funds released would be for the account of Insight Enterprises, Inc.

Schedule 4.17
Litigation, Actions and Proceedings
1.	Orders, Judgments, Injunctions, Awards or Decrees

The Company entered into a Back Wage Compliance Agreement with the Employment Standards Administration, Wage and Hour Division, U.S. Department of Labor on April 1, 2005 regarding certain employment practices of the Company. Pursuant to that agreement, the Company paid $984,365.49 to 1,004 current and former employees.

2.	Actions, Suits, Proceedings or Investigations

By letter dated January 6, 2006, the Employment Standards Administration, Office of Federal Contract Compliance Programs, U.S. Department of Labor notified Insight Enterprises, Inc. that two of its locations had been identified for potential scheduling of a compliance evaluation under the OFCCP’s Federal Contractor Selection System.

Schedule 4.18
Confidentiality Agreements
1.	The Company is aware that the Company’s former Vice President – New Business Development is working for a minority-owned business which resells information technology products and services. The former employee may be in breach of continuing, post-employment obligations to the Company with respect to confidentiality and proprietary information.

2.	The Company is aware that a former employee is working for a veteran-owned business which resells information technology products and services. The former employee may be in breach of continuing, post-employment obligations to the Company with respect to confidentiality and proprietary information.
The Company does not believe that either of the above described potential breaches is material.

Schedule 4.20
Powers of Attorney
1.	The Company uses a payroll tax filing service provided by Federal Liaison Services (“FLS”), and the Company has given FLS a power of attorney for tax reporting purposes.
Schedule 4.21
Restrictions on Business Activities
1.	By Assignment dated to be effective as of June 9, 2006, Insight Enterprises, Inc. assigned to the Company, pursuant to that certain Software License Agreement dated May 18, 2001 by and between Insight Enterprises, Inc. and Information Management Systems, Inc. (the “Infoterm License”), a single instance of the Licensed Software under the Infoterm License. Section 2.1 of the Infoterm License states:

“2.1 Scope of License. IMS hereby grants to INSIGHT an irrevocable, nonexclusive, perpetual, fully-paid, transferable or assignable, worldwide license, for an unlimited number of users and systems, to use, improve, install, modify, change or alter, copy, reproduce, create derivative works, execute, sublicense, distribute and use in any other manner the Licensed Software.”

This Section 2.1 is followed by an initialed interlineation which states:

“Usage, sublicense, distribution, etc. is limited to Insight and its affiliates.”

By letter agreement dated May 22, 2001, Insight Enterprises, Inc. and Information Management Systems, Inc. confirmed the understanding of Insight Enterprises, Inc. that

”. . . Section 2.1 of the Agreement, as amended by your change, allows Insight to transfer or assign all rights granted under Section 2.1 to any entity owned by, or under common control with, Insight, and for any recipient in turn to transfer or assign all rights granted under Section 2.1 to any entity owned by, or under common ownership with, such recipient, ad infinitum.”

The Company and the Seller make no representations or warranties with respect to any rights related to further transfer that single instance of the Licensed Software assigned by Insight Enterprises, Inc. to the Company, under the Infoterm License, effective as of June 9, 2006.

Schedule 4.24
No Conflict of Interest
1.	Pursuant to an Asset Purchase Agreement dated March 29, 2005 by and among the Company, Verifraud, Inc., an Illinois corporation (“Verifraud”), and Gary Bares, an individual and sole shareholder of Verifraud (and with Verifraud, the “Selling Parties”), the Company acquired all of the Selling Parties’ right, title and interest in and to the intangible property owned by either or both of the Selling Parties related to Verifraud’s business of providing credit fraud solutions. In connection with the Asset Purchase Agreement, the Company retained Mr. Bares as Senior Fraud Manager. Mr. Bares’ brother is an employee of a subsidiary of the Seller.

Schedule 10.5
Release of Guarantees
1.	Guarantee of the Company by the Seller under the Program Services Agreement with Toshiba America Information Systems, Inc. dated September 1, 2005.

2.	Guarantee of the Company by the Seller under the June 30, 2004 Global Corporate Continuing Guaranty in favor of Hewlett-Packard Company.

3.	Guarantee of the Company by the Seller under the September 13, 2004 Guaranty in favor of Lucent Technologies Inc.

EXHIBIT A
Lease Agreement

LEASE AGREEMENT
between
INSIGHT ENTERPRISES, INC.
as Landlord
and
DIRECT ALLIANCE CORPORATION
as Tenant
Dated as of                                         , 20 __________

TABLE OF CONTENTS

1.	Leased Premises		3

	(a)	Property to be Leased	3

	(b)	Project; Common Areas	3

	(c)	Reserved Rights of Landlord	3

2.	Term		3

3.	Termination of Carver Premises Lease		4

	(a)	Termination	4

	(b)	Continuing Lease	4

	(c)	Parking	4

	(d)	Use Restriction	4

4	Rent		4

	(a)	Base Rent	4

	(b)	Operating Costs	5

	(c)	Net Lease	5

	(d)	Pro Rata Rent	5

5.	[Intentionally Omitted]		5

6.	Use		5

	(a)	General	5

	(b)	Compliance with Law	5

	(c)	Existing Title and Condition of Premises	6

	(d)	Signs	6

7.	Maintenance and Repairs		7

	(a)	Tenant’s Maintenance	7

	(b)	Landlord’s Obligations to Repair	7

	(c)	Surrender	7

8.	Utilities		8

9.	Alterations and Additions		8

	(a)	Limitation	8

	(b)	Liens	8

	(c)	Removal	8

10.	Insurance		8

	(a)	General Liability	8

	(b)	Property Insurance	9

	(c)	Policies	9

	(d)	Waiver of Subrogation	10

	(e)	Tenant’s Contents	10

	(f)	Worker’s Compensation	10

11.	Indemnity; Exemption of Landlord from Liability		10

	(a)	Tenant Indemnity	10

	(b)	Landlord Indemnity	11

	(c)	Tenant’s Business	11

12.	Damage or Destruction; Obligation to Rebuild		11

	(a)	Landlord’s Obligation to Rebuild	11

	(b)	Abatement of Rent	12

	(c)	Option to Terminate	12

	(d)	Uninsured Casualties	12

	(e)	Tenant’s Waiver	13

13.	Taxes and Assessments		13

	(a)	Payment	13

	(b)	Definition	13

	(c)	Separate Assessment	13

	(d)	Personal Property	13

	(e)	Rent Tax	14

14.	Condemnation		14

	(a)	Rent Reduction or Lease Termination	14

	(b)	Award	14

	(c)	Temporary Condemnation	15

15.	Assignment and Subletting		15

	(a)	Consent	15

	(b)	Tenant’s Continuing Liability	16

	(c)	Information	16

	(d)	Excess Sublease Rental	16

	(e)	Release	17

	(f	)	Attorneys’ Fees	17

16.	Defaults; Remedies			17

	(a	)	Defaults	17

	(b	)	Remedies	18

	(c	)	Late Charges	21

	(d	)	Payment or Performance by Landlord	21

17.	Miscellaneous			21

	(a	)	Estoppel Certificate	21

	(b	)	Landlord’s Liability	22

	(c	)	Landlord Default; Lenders Right to Cure	22

	(d	)	Construction	22

	(e	)	Interest on Past-Due Obligations	23

	(f	)	Time of Essence	23

	(g	)	Counterparts	23

	(h	)	Incorporation of Prior Agreements; Amendments	23

	(i	)	Notices	23

	(j	)	Waivers	23

	(k	)	Recording	23

	(l	)	Holding Over	23

	(m	)	Covenants and Conditions	24

	(n	)	Binding Effect	24

	(o	)	Subordination and Attornment	24

	(p	)	Attorneys’ Fees	24

	(q	)	Landlord’s Access	25

	(r	)	Auctions	25

	(s	)	Merger	25

	(t	)	Joint and Several Liability	25

	(u	)	Individual Liability	25

18.	Toxic Materials			25

	(a	)	Definitions	25

	(b	)	Prohibition on Hazardous Materials	26

	(c	)	Exception to Prohibition	27

	(d	)	Compliance with Environmental Laws	27

	(e	)	Environmental Notices	27

	(f	)	Environmental Indemnity	27

	(g	)	Remedial Work	28

	(h	)	Landlord’s Option	28

	(i	)	Injunctive Relief	28

	(j	)	Self-Help	29

	(k	)	Environmental Inspection	29

	(l	)	Surrender of Premises — Environmental Considerations	29

19.	Quiet Enjoyment			30

20.	Rules and Regulations			30

21.	Brokerage			30

SUMMARY OF LEASE

Lease Date:	,

Landlord and Landlord’s	INSIGHT ENTERPRISES, INC.
Notice Address:	1305 West Auto Drive
Tempe, Arizona 85284
Attention: Chief Financial Officer

Tenant and Tenant’s Notice	DIRECT ALLIANCE CORPORATION
Address:	9197 South Peoria Street
Englewood, Colorado 80112
Attention: General Counsel

Street Address of Premises:	“Carver Premises”
910 West Carver Road
Tempe, Arizona 85284

“Hardy Premises”
8123 South Hardy Road
Tempe, Arizona 85284

Commencement Date:	,

Term:	From the Commencement Date until the last day of the calendar month containing the eighteen (18) month anniversary of the Commencement Date or the last day of the Calendar Month immediately before the eighteen (18) month anniversary of the Commencement Date if the Commencement Date is on the first day of a calendar month.

Base Rent:	Carver Office Premises
	Months 1- 6	$17,200.34
	Months 7 - 9	$31,466.89
	Months 10 - 12	$45,733.45
	Months 13 - 18	$60,000.00

	Carver Warehouse Premises
	Months 1 - 6	$20,067.06
	Months 7 - 9	$26,989.15
	Months 10 - 12	$33,911.24
	Months 13 - 18	$40,833.33

Hardy Premises
Months 1 - 6	$23,574.85
Months 7 - 9	$34,300.90
Months 10 - 12	$45,026.95
Months 13 - 18	$55,753.00

Security Deposit:	N/A

Permitted Uses:	Carver Office Premises:
General office and related, ancillary uses.

Carver Warehouse Premises:
General office, warehouse, light distribution and related, ancillary uses

Hardy Premises:
General office and related, ancillary uses

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LEASE
          THIS LEASE (the “Lease”) is made as of the                      day of                     , 20 ___, between INSIGHT ENTERPRISES, INC., a Delaware corporation (“Landlord”), and DIRECT ALLIANCE CORPORATION, an Arizona corporation (“Tenant”).
     1. Leased Premises.
     (a) Property to be Leased. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms and conditions contained herein, (i) that certain real property located at the 8123 South Hardy Drive (the “Hardy Premises”) and more particularly described on Exhibit A-l, together with all rights and privileges appurtenant thereto (the “Hardy Property”); (ii) that certain real property located at the 910 West Carver Road (the “Carver Premises”) and more particularly described on Exhibit A-2, together with all rights and privileges appurtenant thereto (the “Carver Property”, the Carver Property, together with the Hardy Property, collectively referred to as the “Property”); (iii) those improvements constructed on the Property (the “Improvements”) and (iv) together with the nonexclusive right to use, in common with Landlord and others, the Common Areas (defined below). The Property and the Improvements are sometimes referred to collectively as the “Premises”. The Improvements include an office building containing approximately 56,000 square feet on the Hardy Premises (the “Hardy Building”) and a mixed use commercial building on the Carver Premises (the “Carver Building”). The Carver Building consists of approximately 60,000 square feet of office space (the “Carver Office Premises”) and approximately 70,000 square feet of warehouse space (the “Carver Warehouse Premises”).
     (b) Project; Common Areas. The Carver Premises and Hardy Premises form an integrated project (the “Project”) and share common facilities for access, parking and other services. For the purposes of this Lease, the term “Common Areas” means common walkways, footpaths, driveways, parking areas, service areas, landscaped areas, common use facilities and amenities for the Project and such other areas within or adjacent to the Project which are subject to or are designed or intended for the common enjoyment, use and/or benefit of Landlord and the tenants of the Project.
     (c) Reserved Rights of Landlord. Notwithstanding the foregoing, Landlord reserves the right, from time to time, without unreasonable interference with Tenant’s use, to alter the boundaries of the Premises, grant easements on the Premises, change the nature, extent, arrangement, use and location Common Areas and dedicate for public use portions thereof without Tenant’s consent, provided that no such grant or dedication shall unreasonably interfere with Tenant’s use of the Premises.
     2. Term. The Term of this Lease shall be the period set forth in the Summary of Lease and shall commence on the Commencement Date set forth in the Summary of Lease. If Tenant desires to extend its occupancy. Tenant must give Landlord notice in writing of its desire to do so at least nine (9) months prior to the expiration of the Term. Such notice shall specify Tenant’s desire to extend for either (a) the Hardy Premises only; (b) the Hardy Premises and the Carver Office Premises or (c) both the Carver Premises and Hardy Premises. If Tenant delivers

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such notice, Landlord and Tenant shall exercise good faith efforts to negotiate the terms and conditions for a new lease.
     3. Termination of Carver Premises Lease.
     (a) Termination. Provided Tenant is not then in default under this Lease, Tenant shall have the right to terminate the Lease for either (A) all of the Carver Premises or (B) only the Carver Warehouse Premises by providing written notice to Landlord of Tenant’s intent to so terminate (“Termination Notice”). Tenant’s Termination Notice shall set forth the expiration date of the applicable Carver Premises lease, such date to be (i) no less than one hundred twenty (120) days from the date the Termination Notice is given; (ii) no later than the expiration of the Term and (iii) on the last day of a calendar month (the “Carver Expiration Date”). If Tenant initially exercises its termination right under this Section for only the Carver Warehouse Premises, Tenant may delivery a subsequent Termination Notice for the Carver Office Premises in accordance with this Section. Following the Carver Expiration Date the term “Premises” shall refer only to the Hardy Premises and, if applicable, the Carver Office Premises. If Tenant terminates the Lease for all of the Carver Premises, the term “Property” shall refer only to the Hardy Property.
     (b) Continuing Lease. In the event Tenant terminates the Lease for all or any portion of the Carver Premises, this Lease shall continue in full force and effect for the Hardy Premises and if applicable, the Carver Office Premises.
     (c) Parking. The surface parking and parking garage serving the Carver Premises and Hardy Premises shall continue to serve the Project following a termination of the Lease with respect to the Carver Premises pursuant to Section 3(a). Parking spaces shall be allocated to the Carver Building and Hardy Building on the basis of seven (7) parking spaces per one thousand (1,000) square feet of building area. Any remaining parking spaces shall be allocated equitably by Landlord, and Landlord shall allocate reserved parking spaces in the parking garage on an equitable basis so that neither the Carver Premises or Hardy Premises have disproportionate amounts of reserved parking on the lower floors of the parking garage.
     (d) Use Restriction. In the event Tenant exercises its termination rights under this Section 3, Landlord agrees not to sell or lease all or any portion of the Carver Premises to a buyer or tenant who will use the Carver Premises as a back office processing center engaged in corporate sales of computer hardware in direct competition with Tenant. Notwithstanding the foregoing, Landlord may occupy all or any portion of the Carver Premises or lease all or any portion of the Carver Premises to a person or entity that controls, is controlled by or under common control with Landlord, regardless of such affiliated entity’s use.
     4. Rent.
     (a) Base Rent. Tenant shall pay Landlord as rent for the Premises a sum equal to the Base Rent set forth in the Summary of Lease on or before the first day of each and every calendar month during the Term of this Lease, except that Base Rent for the first full calendar month of the Term shall be payable simultaneously with the execution of this Lease by Tenant.

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     (b) Operating Costs. Tenant shall pay its Proportionate Share of Operating Costs in accordance with the attached Exhibit B.
     (c) Net Lease. This Lease is what is commonly called a “net lease”, it being understood that Landlord shall receive the Rent set forth in this Section 4 free and clear of any and all impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with its ownership and leasing of the Premises except those expenses specifically designated in this Lease to be borne by Landlord. In addition to the Base Rent provided in this Section 4, Tenant shall pay all impositions, taxes, insurance premiums, Operating Costs, costs and expenses which arise or may be contemplated under any provisions of this Lease during the Term (i) when required to be made hereunder or (ii) if no payment date is specified, by the later to occur of (A) the due date for the next installment of Base Rent or (B) ten (10) days from demand. All of such charges, costs and expenses shall constitute additional rent, and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Base Rent. “Rent” shall mean Base Rent, additional rent and all other amounts to be paid by Tenant to Landlord pursuant to this Lease. It is the intention of the parties hereto that Tenant shall in no event be entitled to any abatement of or reduction in Rent payable hereunder, except as expressly provided herein. Any present or future law to the contrary shall not alter this agreement of the parties.
     (d) Pro Rata Rent. Rent for any period during the Term which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable, without deduction or offset, except as set forth herein, in lawful money of the United States to Landlord at the address in the Summary of Lease or to such other persons or at such other places as Landlord may designate in writing.
     5. [Intentionally Omitted]
     6. Use.
     (a) General. The Premises shall be used and occupied only for the Permitted Uses set forth in the Summary of Lease and for no other purpose.
     (b) Compliance with Law. Tenant shall, at Tenant’s sole cost and expense, comply with all present and future laws, ordinances, orders, declarations of covenants and restrictions, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, and any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to Tenant alterations and to the use or manner of use of the Premises, whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over the streets or sidewalks adjacent to the Premises, or onto or over other property contiguous or adjacent thereto. Landlord shall, at Landlord’s sole cost and expense, comply with the foregoing to the extent applicable to the Common Areas and its maintenance and repair obligations under Section 7(b).

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Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance.
     (c) Existing Title and Condition of Premises.
     (i) Subject to the representations and warranties contained in Section 6(c)(ii), Tenant hereby accepts the Premises in their condition existing as of the Commencement Date, and also accepts the Premises and this Lease subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, subject to all covenants, conditions and restrictions affecting the Property or Premises and subject to all liens, claims and encumbrances currently existing against the Premises or any part thereof, including all matters disclosed by any of the foregoing or by any exhibits attached hereto. Landlord, in accordance with (and except as otherwise provided in) Section 7(b) below, shall be responsible for causing the roof and bearing walls of the Premises, and the plumbing, electrical and mechanical systems serving the Common Areas to be in good condition and repair at the Commencement Date. All such systems shall be deemed in the condition required at the Commencement Date unless Tenant gives Landlord written notice of any defects in such systems on or before ten (10) days after the Commencement Date, in which case Landlord shall repair the same within a reasonable period of time. Except for any representation or warranty which may be specifically set forth in this Lease, Tenant acknowledges that neither Landlord nor Landlord’s agents have made any representations or warranties as to the Premises, including without limitation, any representation or warranty as to condition or fitness of the Improvements or the suitability of the Improvements for the conduct of Tenant’s business.
     (ii) Landlord represents and warrants that, to Landlord’s actual knowledge, (A) the roof and structure of the Improvements are in good condition and repair and (b) HVAC servicing the Improvements are in good condition and repair.
     (iii) As of the Lease Date, Landlord has received no written notice of violations of law, regulations or zoning with respect to the Premises.
     (d) Signs. Tenant shall not erect or install on any exterior or interior window, any door, or any exterior wall any signs, advertising media, placards, trademarks, drapes, screens, tinting materials, shades, blinds or similar items, without first securing Landlord’s written permission. All signs shall comply with all applicable governmental requirements, shall conform to the design, motif and decor of the Premises and shall be in good taste, as determined in Landlord’s reasonable discretion. Tenant shall properly maintain all approved signs. Upon expiration of the Lease, Tenant promptly shall remove all signs placed in and around the Premises by Tenant and shall repair any damage to the Premises caused by the removal of such signs.

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     7. Maintenance and Repairs.
     (a) Tenant’s Maintenance. Tenant shall, at Tenant’s sole cost and expense, keep, repair and maintain the Premises, including, without limitation, the heating, ventilating and air conditioning system, the plumbing system, the electrical system, the subfloors and floor coverings within the Carver Building and Hardy Building, any and all alterations and additions made by Tenant pursuant to the provisions hereof and all loading areas, in all respects in good repair and in a clean and safe condition. Tenant shall, at Tenant’s own expense, immediately replace all interior, exterior or other glass in or about the Premises that may be broken during the Term with glass at least equal to the specification and quality of the glass so replaced. If Tenant fails to perform Tenant’s obligations under this Section 7(a), Landlord may at its option enter upon the Premises after ten (10) days prior written notice to Tenant and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of twelve percent (12%) per annum shall become due and payable as additional rent to Landlord. Nothing herein shall imply any duty upon the part of Landlord to do any such work and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the same. Landlord may, during the progress of any such work in or on the Premises, keep and store therein all necessary materials, tools, supplies and equipment. Landlord shall not be liable for the inconvenience, annoyance, disturbance, loss of business or other damage of Tenant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies or equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby; provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises.
     (b) Landlord’s Obligations to Repair. Landlord shall, at its expense, after written notice from Tenant, repair in a prompt and diligent manner any damage to the structural portions of the roof and bearing walls of the Premises; provided, however, that if such damage is caused by an act or omission of Tenant or Tenant’s agents, invitees, employees or contractors, then such repairs shall be at Tenant’s expense, payable to Landlord pursuant to this Section. Landlord shall repair and maintain all Project Common Areas. There shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or conditions of the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord, and Tenant shall seek recovery for such injury or damage solely from Tenant’s insurance and/or any other persons or entities which may be liable to Tenant. Tenant waives any right to make repairs at the expense of Landlord under any law, statute or ordinance now or hereafter in effect unless Tenant has given Landlord written notice of the need for such repairs, such repairs are the obligation of Landlord under this Lease and Landlord has failed to make the needed repairs within a reasonable period of time after the receipt of such notice.
     (c) Surrender. On the last day of the Term, or on any sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, broom clean, ordinary wear and tear alone excepted. Tenant shall repair any damage to the Premises occasioned by the removal of Tenant’s alterations and improvements (including, without limitation, its trade

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fixtures, furnishings and equipment), which repair shall include, without limitation, the patching and filling of holes and repair of structural damage.
     8. Utilities. As part of Operating Costs, Tenant shall pay for water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises, and Landlord’s determination thereof, in good faith, shall be conclusive. If such services are separately metered, Tenant shall contract directly with such utility providers. Landlord reserves the right to grant easements on the Premises, and to dedicate for public use portions thereof, without Tenant’s consent provided that no such grant or dedication shall interfere with Tenant’s use of the Premises or otherwise cause Tenant to incur cost or expense. From time to time upon Landlord’s demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents or instruments necessary to effect Tenant’s covenants herein.
     9. Alterations and Additions.
     (a) Limitation. Tenant shall not, without Landlord’s prior written consent, make any alterations, improvements or additions in, on or about the Premises. As a condition to giving such consent, Landlord may require that Tenant agree to (i) remove any such alterations, improvements, additions or utility installations at the expiration of the Term and restore the Premises to their prior condition or, in the alternative, (ii) require that such alterations, improvements, additions or utility installations shall become the property of Landlord and shall be left by Tenant upon the expiration of the Term.
     (b) Liens. Tenant shall pay, when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on or in connection with the Premises, which claims are or may be secured by any mechanics’ or materialmens’ lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work on the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law.
     (c) Removal. Unless Landlord requires their removal as set forth in Section 9(a) above or otherwise consents to such removal, all alterations, improvements, additions and utility installations made on or to the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this Section 9(c), Tenant shall remove all trade fixtures, machinery, equipment and personal property which include tele/data equipment, genset/auto transfer switch, UPS, standalone data room/center cooling and security systems. Upon termination Tenant will restore the Premises to good and usable conditions, normal wear and tear excepted.
     10. Insurance.
     (a) General Liability. Tenant shall keep in full force and effect, a policy or policies of commercial general liability insurance for personal injury, bodily injury (including wrongful

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death) and damage to property with a combined single limit of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence, Three Million and No/100 Dollars ($3,000,000.00), annual aggregate, insuring against any and all liability of the insured with respect to the Leased Premises, arising out of the maintenance, use or occupancy thereof, including Premises operations, products and completed operations and owned, hired and non-owned automobiles, utilizing ISO Policy Form CG 0001, or its equivalent. If Landlord shall so request, no more than once every five (5) years, Tenant shall increase the amount of such liability insurance to the amount then customary for premises and uses similar to the Premises and Tenant’s use thereof. The liability policy or policies shall contain an endorsement (ISO Form CG 20-26) naming Landlord, its partners, members or shareholders (as applicable), Landlord’s lender and management agent and any persons, firms or corporations designated by Landlord as additional insureds. In addition, Tenant’s liability insurance policies shall be endorsed as needed to provide cross liability coverage for Tenant, Landlord and any lender of Landlord, to provide for severability of interests and so as to specifically delete the contractual liability exclusion for personal injury. Lastly, the policies required pursuant to the provisions of this Section 10(a) shall not have a deductible in excess of Five Thousand and No/100 Dollars ($5,000.00).
     (b) Property Insurance. Landlord, as part of Operating Costs, shall keep the Improvements insured during the Term in amounts and coverages as Landlord deems appropriate in its reasonable discretion.
     (c) Policies. Insurance required to be maintained by Tenant shall be by companies rated A VIII or better in Best’s Insurance Guide licensed to do business in Arizona and acceptable to Landlord. Tenant shall obtain, at its expense, endorsements to all insurance policies adding Landlord as additional insured and Tenant shall deliver to Landlord copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. All insurance policies shall be written as primary policies, and shall provide that any insurance which Landlord or Landlord’s lender may carry is strictly excess, secondary and non-contributing with any insurance carried by Tenant. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days written notice to Landlord. Tenant shall, within ten (10) days of the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Each such policy or certificate therefor issued by the insurer shall to the extent obtainable contain (i) a provision that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and (ii) an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice by registered mail to Landlord. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to herein. If Tenant shall fail to procure and maintain any insurance required to be maintained by it by virtue of any provision of this Section 10, Landlord may, but shall not be required to, procure and maintain the same, at the expense of Tenant.

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     (d) Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the partners, officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of the other under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to their insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.
     (e) Tenant’s Contents. Tenant shall assume the risk of damage to any fixtures, goods, inventory, merchandise, equipment, furniture and leasehold improvements which remain the property of Tenant or as to which Tenant retains the right of removal from the Premises, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom relative to such damage. Tenant shall maintain the following insurance coverage with respect to such items during the Tenn:
     (i) Against fire, extended coverage, and vandalism and malicious mischief perils in an amount not less than one hundred percent (100%) of the full replacement cost thereof;
     (ii) Broad form boiler and machinery insurance on a blanket repair and replacement basis with limits per accident not less than the replacement cost of all leasehold improvements and of all boilers, pressure vessels, air conditioning equipment, miscellaneous electrical apparatus and all other insurable objects owned or operated by the Tenant or by others (other than Landlord) on behalf of Tenant in the Premises, or relating to or serving the Premises; and;
     (iii) Business income/business interruption insurance and extra expense coverage that will reimburse Tenant for all direct and indirect loss of income and changes and costs incurred arising out of all named perils insured against by Tenant’s policies of property insurance, including prevention of. or denial of use of or access to, all or part of the Premises as a result of those named perils. Such insurance coverage must provide coverage for no less than twelve (12) months of the loss of income, charges and costs contemplated under this Lease.
     (f) Worker’s Compensation. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Term, a policy or policies of worker’s compensation insurance covering all Tenant’s employees working in the Premises, and shall furnish Landlord with certificates thereof. Tenant shall maintain a policy of employer’s liability insurance with limits of liability not less than One Million and No/100 Dollars ($1,000,000.00), each accident; One Million and No/100 Dollars ($1,000,000.00), disease policy limit; and One Million and No/100 Dollars ($1,000,000.00), disease each employee.
     11. Indemnity; Exemption of Landlord from Liability.
     (a) Tenant Indemnity. In addition to any other obligations of Tenant hereunder, including the obligations of Tenant to provide insurance. Tenant shall defend, indemnify and

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hold Landlord harmless for, from and against any and all claims arising from Tenant’s use of the Premises, or from the conduct of Tenant’s business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further defend, indemnify and hold Landlord harmless for, from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant’s agents, contractors, or employees, and for, from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, except to the extent caused by Landlord’s gross negligence or willful misconduct ; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord for Landlord’s execution of this Lease, also hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause whatsoever; hereby waives all claims in respect thereof against Landlord, except to the extent caused by Landlord’s gross negligence or willful misconduct; and agrees that all claims with respect thereto shall be made solely against any insurance carried by Tenant and/or against any other persons or entities which may be liable for such claims.
     (b) Landlord Indemnity. Landlord shall defend, indemnify and hold Tenant harmless for, from and against any and all claims arising from Landlord’s gross negligence or willful misconduct.
     (c) Tenant’s Business. In addition to any other obligation of Tenant hereunder, including any obligation of Tenant to provide insurance, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant or Tenant’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whatsoever, resulting from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord. Instead, Tenant shall seek recovery for any such injury, loss or damage solely from any insurance carried by Tenant and/or from any other persons or entities which may be liable to Tenant for such injury, loss or damage.
     12. Damage or Destruction; Obligation to Rebuild.
     (a) Landlord’s Obligation to Rebuild. If the Premises are damaged or destroyed during the Term, Landlord shall, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction.

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     (b) Abatement of Rent. Rent due and payable hereunder shall be abated, during the period commencing with such damage or destruction and ending with a substantial completion by Landlord of the work of repair or reconstruction which Landlord is obligated or undertakes to do.
     (c) Option to Terminate.
     (i) If the Improvements are damaged or destroyed to the extent that Landlord determines that the same cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred twenty (120) days after the date of the damage or destruction, the sole right of Landlord and Tenant shall be the option to terminate this Lease as hereinafter provided; provided, however, Tenant shall not have the right to terminate this Lease unless Landlord determines that the Premises cannot be so repaired or restored within such one hundred twenty (120) day period of time. Landlord shall determine whether the Improvements can be fully repaired or restored within the one hundred twenty (120) day period, and Landlord’s determination shall be conclusive on Tenant. Landlord shall notify Tenant of its determination, in writing, within thirty (30) days after the date of the damage or destruction. If Landlord determines that the Premises, can be fully repaired or restored within the one hundred twenty (120) day-period, or if it is determined that such repair or restoration cannot be made within said period but no party having the right to do so elects to terminate within thirty (30) days from the date of said determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible. If Landlord undertakes restoration of the Premises, but does not complete restoration within one hundred twenty (120) days, Tenant shall have the right to terminate this Lease by deliver of written notice to Landlord; provided that if Landlord completes restoration within fifteen (15) days of Tenant’s termination notice, Tenant’s termination shall be deemed withdrawn.
     (ii) If more than ten percent (10%) of the Improvements are damaged or destroyed during the last six (6) months of the Term, either of Landlord or Tenant shall have the option to terminate this Lease by delivering written notice of termination within thirty (30) days from the date of such casualty occurrence.
     (d) Uninsured Casualties. Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Improvements which is not fully covered (except for deductible amounts) by the insurance proceeds received by Landlord, or in the event that any portion of such insurance proceeds must be paid over to or are retained by the holder of any mortgage or deed of trust on the Property or Premises, Landlord may terminate this Lease by written notice to Tenant, given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered or that the proceeds are not available for repair of the damage or destruction. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and the Improvements shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 12(a) above.

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     (e) Tenant’s Waiver. With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section, Tenant hereby waives all right to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by the provisions of Arizona Revised Statutes Section 33-343 or other applicable laws to tenants, except as expressly otherwise provided herein.
     13. Taxes and Assessments.
     (a) Payment. As part of Operating Costs, Tenant shall pay all Property Taxes (as defined below) applicable to the Premises during the Term. If in connection with any financing obtained by Landlord on the Premises or any portion thereof, Landlord is required to pay into an impound account any sums due as Property Taxes, then Tenant shall pay such sums to Landlord in satisfaction of Tenant’s obligations to pay such sums due as Property Taxes as additional rent and without deduction or offset on or before the first day of each and every month during which said sums are required to be impounded. Tenant shall promptly furnish Landlord with evidence satisfactory to Landlord that Property Taxes have been paid. If any Property Taxes due with respect to the Premises shall cover any period of time prior to or after the expiration of the Term, Tenant’s share of such Property Taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect. If Tenant shall fail to pay any Property Taxes, Landlord shall have the right, but not the obligation, to pay the same, in which case Tenant shall repay such amount to Landlord as additional rent.
     (b) Definition. As used herein, the term “Property Taxes” shall include any form of general or special assessment, license fee, levy penalty, or tax (other than inheritance, estate, franchise or capital stock taxes) imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district, or any part or parts thereof, or against any legal or equitable interest of Landlord in the Premises or any part thereof or against Landlord’s right to rent or other income therefrom (but exclusive of taxes levied on or computed by reference to Landlord’s net income as a whole), or against Landlord’s business of leasing the Premises, it being the intention of the parties hereto that the Rent to be paid hereunder shall be paid to Landlord absolutely net, without deduction of any nature whatsoever, foreseeable or unforeseeable, except as expressly set forth herein.
     (c) Separate Assessment. If the Premises are not separately assessed, Tenant’s liability shall be an equitable portion of the Property Taxes for all of the land and improvements included within the tax parcel assessed, such portion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheet or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.
     (d) Personal Property. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property contained on the Premises or elsewhere. Tenant shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the Premises.

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     (e) Rent Tax. Tenant shall pay to Landlord a sum equal to the amount which Landlord is required to pay or collect by reason of any privilege tax, sales tax, gross proceeds tax, rent tax, or like tax levied, assessed or imposed by any governmental authority or subdivision thereof, upon or measured by any Rent. Such sum shall be paid simultaneously with the payment by Tenant to Landlord of the Rent to which such tax is attributable or, in the case of a tax not attributable to Rent, at such time as Landlord shall demand payment thereof. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, or transfer tax of Landlord or any tax upon the net income of Landlord.
     14. Condemnation.
     (a) Rent Reduction or Lease Termination. If the Premises or any portion thereof is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the “Condemnation Date”) and the Rent shall be reduced (as of the Condemnation Date) as provided below. If (i) more than ten percent (10%) of the floor area of any building comprising the Improvements or more than twenty-five percent (25%) of the land area of the Property which is not occupied by any such building is taken by condemnation, and (ii) as a result of such taking by condemnation the balance of the Premises remaining after such condemnation is not reasonably suitable for the use to which the Premises were being put immediately prior to the condemnation, Landlord or Tenant may at either party’s option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days of the Condemnation Date) terminate this Lease as of the Condemnation Date. If neither Landlord nor Tenant terminates this Lease in accordance with the foregoing, or in the event that that portion of the Premises taken by condemnation is not sufficiently large so as to give rise to the right to terminate this Lease as above provided, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be reduced (as of the Condemnation Date) in the proportion that the area taken by condemnation bears to the total area of the Premises.
     (b) Award. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages provided, however, that Tenant shall be entitled to any award specifically attributed by the condemning authority to loss or damage to Tenant’s trade fixtures and removable personal property or to Tenant’s relocation costs. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation and not paid to or retained by the holder of any mortgage or deed of trust on the Property or the Premises, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority (in which event such reimbursement to Tenant shall also be applied to such repair). Tenant shall pay any amount in excess of such severance damages required to complete such repair to the extent the same is part of Tenant’s maintenance obligation pursuant to Section 7(a) of this Lease; provided, however, if the severance damages are not sufficient to pay all of the

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repair costs and if any specific item of repair work shall be expected to have a useful life which extends beyond the term of this Lease (including the term of any options which Tenant may have the right to exercise), then Tenant shall be obligated to pay with respect to the identifiable cost of such item of repair only the portion of the total cost of such item of repair which bears the same ratio to the total cost of such item of repair as the remaining term of this Lease (as determined on the Condemnation Date and including the term of any options which the Tenant may have the right to exercise) bears to the reasonably anticipated useful life of such item of repair.
     (c) Temporary Condemnation. If the temporary use of the whole or any part of the Premises shall be taken by condemnation for less than ninety (90) days, the Term shall not be reduced or affected in any way, and Tenant in such event shall continue to pay in full the Rent and other charges herein reserved, without reduction or abatement, and, except to the extent that Tenant is prevented from so doing by reason of any order of the condemning authority, shall continue to perform and observe all of the other covenants, conditions and agreements of this Lease to be performed or observed by Tenant as though such taking had not occurred. In the event of any such temporary condemnation Tenant shall, so long as it is otherwise in compliance with the provisions of this Lease, be entitled to receive for itself any and all awards or payments made for such use of that portion of the Premises so taken; provided, however, that Tenant shall repair any and all damages to the Premises (whether or not covered by any award to Tenant) caused by such temporary condemnation, to the extent the same is part of Tenant’s maintenance obligations under Section 7(a).
     15. Assignment and Subletting.
     (a) Consent. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold. Landlord may, however, withhold its consent to such assignment, transfer, mortgage, subletting or other transfer or encumbrance pursuant to the preceding sentence for substantive reasons including, without limitation, the financial condition of the proposed transferee, proposed transferee’s business reputation and past dealings with the proposed transferee. Any attempted assignment, transfer, mortgage, subletting or encumbrance without such consent shall be void and shall constitute a breach of this Lease. The consent of Landlord to any one assignment, transfer, mortgage, subletting, or encumbrance shall not be deemed to be a consent to any subsequent assignment, transfer, mortgage, subletting, or encumbrance. For the purposes of this Section 15, an assignment shall be deemed to include the following: (a) if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the partners thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any partner thereof of such partner’s interest in Tenant, or the dissolution of the partnership; (b) if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one person unto the other or others; (c) if Tenant (or a constituent partner of Tenant) is a corporation, any dissolution, merger, consolidation or reorganization of Tenant (or such constituent partner), or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of twenty percent (20%) or more of its capital stock from the ownership existing on

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the Commencement Date; (d) if Tenant is a limited liability company, a withdrawal or change of any of the members thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any member of such member’s interest in Tenant, or the dissolution of the limited liability company; or (e) the sale of twenty percent (20%) or more in value of the assets of Tenant (in each case, a “change of control”); provided, however, that a change of control shall only require Landlord’s consent if the change of control would result in entities controlling, controlled by or under common control with Tenant being competitors of Landlord. Tenant shall give Landlord no less than fifteen (15) days prior written notice of a change in control.
     (b) Tenant’s Continuing Liability. Regardless of Landlord’s consent, no subletting or assignment shall alter the primary liability of Tenant to pay the Rent or release Tenant of Tenant’s obligation to perform all other obligations to be performed by Tenant hereunder unless Landlord’s written consent shall so specifically provide, and Landlord under no circumstances shall be obligated to release Tenant from any such liability. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.
     (c) Information. In connection with any proposed assignment or sublease, Tenant shall submit to Landlord in writing:
     (i) The name of the proposed assignee or subtenant;
     (ii) Such information as to the financial responsibility and standing of said assignee or subtenant as Landlord may reasonably require; and
     (iii) All of the terms and conditions upon which the proposed assignment or subletting is to be made.
     (d) Excess Sublease Rental. If for any sublease or assignment, Tenant receives rent or other consideration (less Tenant’s actual, out of pocket costs incurred in entering into such sublease or assignment), either directly or indirectly (by performance of Tenant’s obligations or otherwise) and either initially or over the Term of the sublease or assignment, in excess of the Rent called for hereunder, or in the case of the sublease or assignment of a portion of the Premises, in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account:
     (i) For months 1-12, Tenant shall pay to Landlord, at the same time as Rent is due hereunder, all of the excess of each such payment of rent or other consideration received by Tenant (less Tenant’s actual, out of pocket costs incurred in entering into such sublease or assignment) within five (5) days after its receipt.
     (ii) For months 13-18, Tenant shall pay to Landlord, at the same time as Rent is due hereunder, one-half (1/2) of the excess of each such payment of rent or other consideration received by Tenant (less Tenant’s actual, out of pocket costs incurred in entering into such sublease or assignment) within five (5) days after its receipt.

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     (e) Release. Whenever Landlord conveys its interest in the Premises, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date the assignee executes an assumption of such an assignment whereby the assignee expressly agrees to assume all of Landlord’s obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to effect the provisions of this Section.
     (f) Attorneys’ Fees. In the event that Landlord shall consent to a sublease or assignment under Section 15(a) above, Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with the giving of such consent and review of the information submitted by Tenant, not to exceed $2,000.
     16. Defaults; Remedies.
     (a) Defaults. The occurrence of any one or more of the following events shall constitute a material default and material breach of this Lease by Tenant:
     (i) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;
     (ii) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than failure to pay Rent, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that it is capable of being cured but more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion; or
     (iii) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition for order of relief in bankruptcy for the purpose of bankruptcy liquidation or reorganization under any law relating to bankruptcy whether now existing or hereafter enacted (including, without limitation, any petition filed by or against Tenant under the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101-1330 (“Bankruptcy Code”) as amended; except that, in the case of a filing against Tenant of such a petition, such filing shall not be a default if the petition is dismissed or discharged on or before thirty (30) days after the filing thereof; the appointment of a trustee or receiver to take possession of all or substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30)

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days. Unless Landlord’s express written consent thereto is first obtained, in no event shall this Lease, or any interest herein or hereunder or any estate created hereby, be assigned or assignable by operation of law or by, in or under voluntary or involuntary bankruptcy liquidation or reorganization proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy liquidation or reorganization proceedings. Any purported assignment or transfer in violation of the provisions of this Section 16(a)(iii) shall constitute a material default and breach of this Lease by Tenant and in connection with any such default and breach Landlord shall have the rights and remedies described in Section 16(b) below, including, without limitation, the election to terminate this Lease. As used in this Section 16(a)(iii) the words “bankruptcy liquidation or reorganization proceedings” shall include any proceedings under any law relating to bankruptcy whether now existing or hereafter enacted (including, without limitation, proceedings under the Bankruptcy Code as amended.
     (b) Remedies.
     (i) In the event of any default and breach by Tenant of any of its obligations under this Lease and notwithstanding the vacation or abandonment of the Premises by Tenant, this Lease shall continue in effect so long as Landlord does not expressly terminate Tenant’s right to possession in any of the manners specified in this Section and Landlord may, at Landlord’s option and without limiting Landlord in the exercise of any other rights or remedies which it may have by reason of such default and breach, exercise all of its rights and remedies hereunder, including, without limitation:
     (A) The right to declare the Term ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim in or to the Premises or under this Lease; or
     (B) The right without declaring this Lease ended to reenter the Premises, take possession thereof, remove all persons therefrom and occupy or lease the whole or any part thereof for and on account of Tenant and upon such terms and conditions and for such rent as Landlord may reasonably deem proper and to collect such rent or any other rent that may hereafter become payable and apply the same as provided in Section 16(b)(ii) below; or
     (C) The right, even though Landlord may have relet the Premises or brought an action to collect Rent and other charges without terminating this Lease, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises; or
     (D) The right, without terminating this Lease, to bring an action or actions to collect Rent and other charges hereunder which are from time to time past due and unpaid or to enforce any other provisions of this Lease imposing obligations on Tenant, it being understood that the bringing of any such action or actions shall not terminate this Lease unless written notice of termination is given.

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     (ii) Should Landlord relet the Premises under the provisions of Section 16(b)(i)(B) above, Landlord may execute any lease either in its own name or in the name of Tenant, but Tenant hereunder shall have no right or authority whatsoever to collect any rent from the new tenant. The proceeds of any such reletting shall first be applied to the payment of the costs and expenses of reletting the Premises, including without limitation, reasonable brokerage commissions and alterations and repairs which Landlord deems reasonably necessary and advisable and to the payment of reasonable attorneys’ fees incurred by Landlord in connection with the Tenant’s default, the retaking of the Premises and such reletting and, second, to the payment of any indebtedness, other than Rent, due hereunder, including, without limitation, storage charges owing from Tenant to Landlord. When such costs and expenses of reletting have been paid, and if there is no such indebtedness or such indebtedness has been paid, Tenant shall be entitled to a credit for the net amount of rental received from such reletting each month during the unexpired balance of the Term, and Tenant shall pay Landlord monthly on the first day of each month as specified herein such sums as may be required to make up the rentals provided for in this Lease. Nothing contained herein shall be construed as obligating Landlord to relet the whole or any part of the Premises.
     (iii) Should Landlord elect to terminate this Lease under the provisions of Section 16(b)(i)(A) or (C) above, Landlord shall be entitled to recover immediately from Tenant (in addition to any other amounts recoverable by Landlord as provided by law), the following amounts:
     (A) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;
     (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
     (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and
     (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease.
For purposes of computing “the worth at the time of the award” of the amount specified in Section 16(b)(iii)(C) above, such amount shall be discounted at the discount rate of the Federal Reserve Bank closest to the Property at the time of award. For purposes of computing “the worth at the time of the award” under Sections 16(b)(iii)(A) and (B) above, an interest rate of ten percent (10%) per annum shall be utilized.

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     (iv) If Landlord shall elect to reenter the Premises as provided above, Landlord shall not be liable for damages by reason of any reentry. Tenant hereby waives all claims and demands against Landlord for damages or loss arising out of or in connection with any reentering and taking possession of the Premises and waives all claims for damages or loss arising out of or in connection with any destruction of or damage to the Premises, or for any loss of property belonging to Tenant or to any other person, firm or corporation which may be in or upon the Premises at the time of such reentry, except to the extent caused by the gross negligence or willful misconduct of Landlord.
     (v) Landlord shall not be deemed to have terminated this Lease, Tenant’s right to possession of the Premises or the liability of Tenant to pay Rent thereafter to accrue or its liability for damages under any of the provisions hereof by any reentry hereunder or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall notify Tenant in writing that Landlord has so elected to terminate this Lease. Tenant agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes or comparable statutes of the state or locality in which the Premises are located and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the service of such notice and such election shall be evidenced by a written notice to Tenant) be deemed to be a termination of this Lease or of Tenant’s obligations hereunder. No reentry or reletting under this Section shall be deemed to constitute a surrender or termination of this Lease, or of any of the rights, options, elections, powers and remedies reserved by Landlord hereunder, or a release of Tenant from any of its obligations hereunder, unless Landlord shall specifically notify Tenant, in writing, to that effect. No such reletting shall preclude Landlord from thereafter at any time terminating this Lease as herein provided.
     (vi) All fixtures, furnishings, goods, equipment, chattels or other personal property of Tenant remaining on the Premises at the time that Landlord takes possession thereof may at Landlord’s election be stored at Tenant’s expense or sold or otherwise disposed of by Landlord in any manner permitted by applicable law.
     (vii) All rights, options, elections, powers and remedies of Landlord under the provisions of this Lease are cumulative of each other and of every other right, option, election, power or remedy which Landlord may otherwise have at law or in equity and all or any of which Landlord is hereby authorized to exercise. The exercise of one or more rights, options, elections, powers or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies Landlord may have upon a breach and default under this Lease and shall not be deemed to be a waiver of Landlord’s rights or remedies thereupon or to be a release of Tenant from Tenant’s obligations thereon unless such waiver or release is expressed in writing and signed by Landlord.
     (viii) In the event of the exercise by Landlord of any one or more of its rights and remedies hereunder, Tenant hereby expressly waives any and all rights of redemption, if any, granted by or under any present or future laws.

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     (c) Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to. processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, whether or not Landlord has notified Tenant that the Rent payment is past due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Landlord shall give Tenant notice of non-payment and five (5) days from such notice to cure any such non payment twice in any twelve (12) month period before assessing any late fees and/or default interest.
     (d) Payment or Performance by Landlord. Landlord may, at Landlord’s option and without any obligation to do so, pay any sum or do any act which Tenant has failed to pay or do at the time Tenant was obligated to make such payment or perform such act and Landlord shall be entitled to recover from Tenant, upon demand, all sums expended by Landlord in making such payment or performing such act, together with interest thereon at the rate provided in Section 17(e) from the date of expenditure until repaid by Tenant. Such sum and interest shall be deemed additional rent under this Lease.
     17. Miscellaneous.
     (a) Estoppel Certificate.
     (i) Tenant shall at any time upon not less than fifteen (15) days prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any person to whom it shall be delivered by Landlord including any prospective purchaser or encumbrancer of the Premises, the Improvements, the Property, or any part thereof.
     (ii) Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance; and that not more than one month’s Rent has been paid in advance.

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     (iii) If Landlord desires to finance or refinance the Premises, the Improvements, the Property, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three year’s financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.
     (b) Landlord’s Liability. The term “Landlord” as used herein shall mean only the owner or owners at the time in question of the fee title (or the Tenant’s interest in any ground or master lease) to the Premises and in the event of any transfer of such title, Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns only during their respective periods of ownership.
     (c) Landlord Default; Lenders Right to Cure. Tenant agrees to give the holder of any mortgage or trust deed encumbering the Premises, by registered mail, a copy of any notice of default or nonperformance served upon Landlord, provided that prior to such notice, Tenant has been notified in writing (by way of Assignment of Rents and Leases or otherwise) of the address of such mortgagee or trust deed holder. Tenant further agrees that Landlord shall not be in default under this Lease unless (i) Tenant has given a written notice to Landlord stating that Landlord has failed to perform Landlord’s obligations under this Lease and (ii) specifying with particularity the obligations which Landlord has failed to perform, and Landlord thereafter fails to perform any of its obligations so specified within thirty (30) days of Tenant’s notice; provided that if such performance cannot be reasonably completed within thirty (30) days. Landlord shall have a reasonable period of time to perform so long as Landlord commences performance within such thirty (30) day period and diligently prosecutes performance. If Landlord shall fail to cure such nonperformance in a timely manner, then such mortgagee or trust deed holder shall have an additional thirty (30) days within which to cure the default, or, if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days such mortgagee or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant while such remedies are being so diligently pursued.
     (d) Construction. Section captions are solely for the convenience of the parties and shall not be deemed to or be used to define, construe, or limit the terms hereof. As used in this Lease, the masculine, feminine and neuter genders shall be deemed to include the others, and the singular number shall be deemed to include the plural, whenever the context so requires. The invalidity of any provisions of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof. This Lease shall be governed by the laws of the state in which the Premises are located.

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     (e) Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate permitted by law, from the date due until the date such amount is paid. Payment of such interest shall be made when such amount is paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.
     (f) Time of Essence. Time is of the essence of this Lease and all of the covenants and obligations hereof.
     (g) Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Lease.
     (h) Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, which writing shall be signed by the parties in interest at the time of the modification.
     (i) Notices. Any notices, approvals, agreements, certificates, other documents or communications between the parties hereto required or permitted under this Lease shall be in writing. Any such communications shall be deemed to have been duly given or served if delivered in hand (or upon refusal of delivery) or three (3) days after deposit in the United States mail, certified or registered, postage and fees prepaid, return receipt requested, addressed to the parties at the addresses set forth in the Summary of Lease of this Lease. The address to which any such communications shall be sent may be changed by either party hereto from time to time by a notice mailed as aforesaid.
     (j) Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.
     (k) Recording. Tenant shall not record this Lease without Landlord’s prior written consent and such recordation shall, at the option of Landlord, constitute a noncurable default of Tenant hereunder.
     (l) Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term or sooner termination of this Lease with the express written consent of Landlord and without executing a new lease, such occupancy shall be construed as a tenancy from month-to-month at a rental equal to one hundred fifty percent (150%) of the last monthly Base Rent plus all other charges payable hereunder, and upon all the

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terms hereof insofar as the same are applicable to a month-to-month tenancy. Nothing contained in this Section 17(l) shall be construed to grant Tenant the right to holdover without the express written consent of Landlord.
     (m) Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.
     (n) Binding Effect. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provision of Section 17(b) above, this Lease shall bind the parties and their personal representatives, successors and assigns.
     (o) Subordination and Attornment.
     (i) This Lease, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Premises, the Improvements or the Property, or any part or parts thereof, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any present or future mortgagee, trustee or ground Landlord shall at any time elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and written notice of such election shall be given to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.
     (ii) Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney in fact and in Tenant’s name, place and stead, to do so.
     (iii) If Tenant is required to subordinate its interests under the Lease, Tenant’s obligation to subordinate its interests is conditioned upon any such lienholder or prospective lienholder providing Tenant with a commercially reasonable non-disturbance agreement which, in substance, agrees that so long as Tenant is not in default under the terms of this Lease, its tenancy for the use and purposes herein described and all rights granted to Tenant hereunder will not be disturbed and will remain in full force and effect throughout the Term.
     (iv) Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of the ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and shall recognize such purchaser as the Landlord under this Lease.
     (p) Attorneys’ Fees. If either party brings an action to enforce the terms hereof or declare rights under this Lease, the prevailing party in the final adjudication of any such action,

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on trial or appeal, shall be entitled to its costs and expenses of suit, including, without limitation, its actual attorneys’ fees, to be paid by the losing party as fixed by the court, but not by a jury. In any situation in which a dispute is settled other than by action or proceeding, Tenant shall pay all Landlord’s costs and attorneys’ fees relating thereto.
     (q) Landlord’s Access. Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times and upon reasonable advance notice (which notice may be by telephone) for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, conducting any environmental investigations or environmental remedial work and making such alterations, repairs, improvements or additions to the Premises or the improvements as Landlord may deem necessary or desirable. Landlord shall not be required to provide advance notice in the case of emergency. Landlord may at any time place on or about the Premises any ordinary “For Sale” signs and Landlord may at any time during the last one hundred twenty (120) days of the Term place on or about the Premises any ordinary “For Lease” signs, all without rebate of rent or liability to Tenant.
     (r) Auctions. Tenant shall not conduct any auction on the Premises without Landlord’s prior written consent.
     (s) Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies. During any period while Tenant is in default under this Lease, Landlord, in addition to any other rights and remedies it may have under this Lease, shall have the right to collect directly from any subtenant all rentals owing to Tenant under any subtenancy and to apply such rentals to any amounts owing to Landlord by Tenant and the payment of such amounts by the subtenant directly to Landlord shall not be a default under the subtenancy.
     (t) Joint and Several Liability. Each party signing this Lease as Tenant shall be jointly and severally liable for the failure on the part of Tenant to pay any sums due under the terms of this Lease or for the breach by Tenant or any of the covenants or obligations of Tenant contained herein.
     (u) Individual Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, members, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.
     18. Toxic Materials.
     (a) Definitions.
     (i) As used in this Lease, the term “Hazardous Material[s]” means any oil, flammable items, explosives, radioactive materials, hazardous or toxic substances,

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material or waste or related materials including, without limitation, any substances that pose a hazard to the Premises or to persons on or about the Premises and any substances defined as or included in the definition of “hazardous substance,” “hazardous waste,” “hazardous material,” “toxic substance,” “extremely hazardous waste,” “restricted hazardous waste” or words of similar import, now or subsequently regulated in any way under applicable federal, state or local laws or regulations, including without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid, levels of polychlorinated biphenyls, or radon gas, and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.
     (ii) As used herein, the term “Environmental Law[s]” means any one or all of the following: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. §§ 9601, et seq.); the Resource Conservation and Recovery Act as amended (42 U.S.C. §§ 6901, et seq.); the Safe Drinking Water Act as amended (42 U.S.C. §§ 300f, et seq.); the Clean Water Act as amended (33 U.S.C. §§ 1251, et seq.); the Clean Air Act as amended (42 U.S.C. §§ 7401, et seq.); the Toxic Substances Control Act as amended (15 U.S.C. §§ 136, et seq.); the Solid Waste Disposal Act as amended (42 U.S.C. §§ 3251, et seq.); the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801. et seq.); the regulations promulgated under any of the foregoing; and all other laws, regulations, ordinances, standards, policies, and guidelines now in effect or hereinafter enacted by any governmental entity (whether local, state or federal) having jurisdiction or regulatory authority over the Premises or over activities conducted therein and which deal with the regulation or protection of human health, industrial hygiene or the environment, including the soil, subsurface soil, ambient air, groundwater, surface water, and land use.
     (iii) As used herein, the term “Environmental Activity[ies]” means any generation, manufacture, production, pumping, bringing upon, use, storage, treatment, release, discharge, escaping, emitting, leaching, disposal or transportation of Hazardous Materials.
     (b) Prohibition on Hazardous Materials. Except as specifically provided in Section 18(c) below, Tenant shall not cause or permit any Environmental Activities in, on or about the Premises by Tenant or Tenant’s agents, employees, contractors, assignees, subtenants or invitees (hereinafter cumulatively referred to as “Tenant’s Agents”) without the prior written consent of Landlord. Landlord shall be entitled to take into account such factors or facts as Landlord may reasonably determine to be relevant in determining whether to consent to Tenant’s proposed Environmental Activity and Landlord may attach conditions to any such consent if such conditions are reasonably necessary to protect Landlord’s interests in avoiding potential liability upon Landlord or damage to Landlord’s property arising from any Environmental Activity by Tenant or Tenant’s Agents. In no event shall Landlord be required to consent to the installation or use of any storage tanks on the Premises.

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     (c) Exception to Prohibition. Notwithstanding the prohibition set forth in Section 18(b) above, but subject to Tenant’s covenant to comply with all Environmental Laws and with the other provisions of this Section 18, Tenant may bring upon, keep and use on the Premises those Hazardous Materials incidental to the Permitted Use.
     (d) Compliance with Environmental Laws. Tenant shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, any Environmental Laws. All Tenant’s activities at the Premises shall be in accordance with all Environmental Laws. Additionally, Tenant shall obtain any and all necessary permits for Tenant’s activities at the Premises. Tenant’s obligations and liabilities under this Section 18 shall continue so long as Landlord bears any liability or responsibility under the Environmental Laws for any action that occurs on the Premises during the term of this Lease.
     (e) Environmental Notices. Tenant shall promptly notify Landlord of, and upon Landlord’s request shall provide Landlord with copies of, the following:
     (i) Any correspondence, communication or notice, oral or written, to or from any governmental entity regarding the application of Environmental Laws to the Premises or Tenant’s operations on the Premises including, without limitation, notices of violation, notices to comply and citations;
     (ii) Any reports filed pursuant to any Environmental Law or self-reporting requirements;
     (iii) Any permits and permit applications; and
     (iv) Any change in Tenant’s operations on the Premises that will change or has the potential to change Tenant’s or Landlord’s obligations or liabilities under Environmental Laws.
Tenant shall also notify the Landlord of the release of any Hazardous Material in, on, under, about or above the Premises.
     (f) Environmental Indemnity.
     (i) Tenant shall protect, indemnify, defend (with counsel satisfactory to Landlord) and hold harmless Landlord and its directors, officers, partners, employees, agents, lenders, and ground Tenants, if any, and their respective successors and assigns for, from and against any and all losses, damages, claims, costs, expenses, penalties, fines and liabilities of any kind (including, without limitation, the cost of any investigation, remediation and cleanup, and attorneys’ fees) which, in Landlord’s reasonable opinion, are attributable to (i) any Environmental Activity on the Premises undertaken or committed by Tenant or Tenant’s Agents or caused by the negligence of such persons during the Term of this Lease, (ii) any remedial or clean-up work undertaken by or for Tenant in connection with Tenant’s Environmental Activities or Tenant’s compliance with Environmental Laws, or (iii) the breach by Tenant of any of its obligations and covenants set forth in this Section 18. Landlord shall have the right but not the obligation

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to join and participate in, and control, if it so elects, any legal proceedings initiated in connection with the Environmental Activities of Tenant or Tenant’s Agents. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Premises by a Hazardous Material. Any costs or expenses incurred by Landlord for which Tenant is responsible under this Section 18 or for which Tenant has indemnified Landlord shall be reimbursed by Tenant on demand, as additional rent and with interest thereon, as provided by Section 17(d) of this Lease. This indemnity shall survive the termination of this Lease.
     (ii) Landlord shall protect, indemnify, defend (with counsel satisfactory to Tenant) and hold harmless Tenant and its directors, officers, partners, employees, agents and lenders, and their respective successors and assigns for, from and against any and all losses, damages, claims, costs, expenses, penalties, fines and liabilities of any kind (including, without limitation, the cost of any investigation, remediation and cleanup, and attorneys’ fees) arising during the Term which are attributable to the presence of Hazardous Materials in or on the Premises and existing prior to the Commencement Date.
     (g) Remedial Work. If (i) any Environmental Activity undertaken by Tenant or Tenant’s Agents results in contamination of the Premises or any portion thereof, or the soil or groundwater thereunder, or (ii) any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (“Remedial Work”) is necessary or appropriate due to or in connection with Tenant’s use or occupancy of the Premises, then, subject to Landlord’s prior written approval and any conditions imposed by Landlord, Tenant shall promptly perform all Remedial Work, at Tenant’s sole expense and without abatement of rent, as is necessary to return the affected portion of the Premises and the soil and groundwater to the condition existing prior to the introduction of the contaminating Hazardous Material and to otherwise comply with all applicable Environmental Laws. Landlord’s approval of such Remedial Work shall not be unreasonably withheld so long as such actions will not cause a material adverse effect on the Premises during or after expiration of the Lease Term. Landlord shall also have the right to reasonably approve any and all contractors hired by Tenant to perform such Remedial Work. All such Remedial Work shall be performed in compliance with all applicable laws, ordinances and regulations and in such a manner as to minimize any interference with the use and enjoyment of the Premises. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, the charges of such contractor(s), and the reasonable fees and costs of the attorneys and consultants for Landlord incurred in connection with monitoring or review of such Remedial Work.
     (h) Landlord’s Option. Landlord may elect, at Landlord’s sole discretion, to perform any Remedial Work. Landlord and Landlord’s agents shall have the right to enter the Premises at all reasonable times to inspect, monitor and/or perform Remedial Work. All expenses incurred by Landlord in connection with performing Remedial Work are payable by Tenant, upon Landlord’s demand, with interest thereon, as provided by Section 17(d).
     (i) Injunctive Relief. Tenant’s failure to abide by the terms of this Section 18 shall be restrainable by injunction.

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     (j) Self-Help. Landlord shall have the right of “self-help” or similar remedy in order to minimize any damages, expenses, penalties and related fees or costs arising from or related to a violation of any Environmental Law with respect to the Premises.
     (k) Environmental Inspection. Tenant shall, if reasonably required by Landlord on account of the activities or suspected activities of Tenant or Tenant’s Agents, retain a recognized environmental consultant (the “Consultant”) acceptable to Landlord and Tenant to conduct an investigation of the Premises (“Environmental Assessment”) (i) for Hazardous Materials contamination in, about or beneath the Premises as a result of such activities and (ii) to assess all Environmental Activities of Tenant and Tenant’s Agents and Remedial Work is reasonably required to prevent a violation of Environmental Laws on the Premises for compliance with all applicable laws, ordinances and regulations and for the use of procedures intended to reasonably reduce the risk of a release of Hazardous Materials. The Environmental Assessment shall be performed in a manner reasonably calculated to discover the presence of Hazardous Materials contamination and shall be of a scope and intensity reflective of the general standards of professional environmental consultants who regularly provide environmental assessment services in connection with the transfer or leasing of real property. Additionally, the Environmental Assessment shall take into full consideration the past and present uses of the Premises and other factors unique to the Premises. If Landlord obtains the Environmental Assessment because of the activities of Tenant or Tenant’s Agents, Tenant shall pay Landlord on demand the cost of the Environmental Assessment, with interest thereon, as additional rent. If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all recommendations contained in the Environmental Assessment, including any recommendation with respect to the precautions which should be taken with respect to Environmental Activities on the Premises or any recommendations for additional testing and studies to detect the presence of Hazardous Materials. Tenant covenants to reasonably cooperate with the Landlord and the Consultant and to allow entry and reasonable access to all portions of the Premises for the purpose of Landlord and the Consultant’s investigation.
     (l) Surrender of Premises — Environmental Considerations. Prior to or after the expiration or termination of the Lease Term. Landlord may have another Environmental Assessment of the Premises performed in accordance with Section 18(k) above. Tenant shall perform, at its sole cost and expense, any Remedial Work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials contamination of the Premises in connection with any Environmental Activities of Tenant or Tenant’s Agents pursuant to Environmental Law. Prior to surrendering possession of the Premises, Tenant shall also, unless otherwise directed by Landlord, remove any personal property, equipment, fixture (except for any fixture installed by Landlord) and/or storage device or vessel on or about the Premises which is contaminated by or contains Hazardous Materials as a result of the activities of Tenant or Tenant’s Agents and repair all damage to the Premises caused by such removal.

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     19. Quiet Enjoyment. Provided that this Lease is in full force and effect, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease.
     20. Rules and Regulations. Tenant and Tenant’s contractors, employees, agents,visitors and licensees shall comply with Landlord’s reasonable rules and regulations for the Project (the “Rules and Regulations”) of which Landlord has given written notice to Tenant. In the event of a conflict or inconsistency between this Lease and the Rules and Regulations, the terms of this Lease shall be deemed to control.
     21. Brokerage. Each of Landlord and Tenant warrants and represents that it has not deal with any realtor, broker or agent in connection with this Lease. Each of Landlord and Tenant shall indemnify, defend and hold the other harmless from and against, and shall be responsible for, any cost, expense or liability (including the cost of suit and reasonable attorneys’fees) for any compensation, commission or charges claimed by any realtor, broker or agent in connection with this Lease or by reason of any act of the indemnifying party.
     IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date and year first above written.

LANDLORD:

INSIGHT ENTERPRISES, INC., a Delaware corporation

By:

Name:

Its:

TENANT:

DIRECT ALLIANCE CORPORATION, an Arizona corporation

By:

Name:

Its:

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EXHIBIT A-l
HARDY PROPERTY
Lot 1, HARDY BUSINESS PARK REPLAT according to Book 511 of Maps, Page 13, Records of Maricopa County, Arizona.

EXHIBIT A-2
CARVER PROPERTY
Lot 2, HARDY BUSINESS PARK REPLAT AMENDED according to Book 521 of Maps, Page 50, Records of Maricopa County, Arizona.

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EXHIBIT B
OPERATING COSTS
     1. Tenant’s Obligation. Tenant shall pay to Landlord, in accordance with the further provisions of this Exhibit B, Tenant’s Proportionate Share of Operating Costs (as hereinafter defined).
     (a) Tenant’s “Proportionate Share” shall mean a percentage based on Landlord’s reasonable and good faith determination of Tenant’s relative use of the Project and Project Common Areas. For so long as Tenant leases both the Carver Premises and Hardy Premises, Tenant’s Proportionate Share shall be one hundred percent (100%).
     (b) If Tenant exercises its termination rights under Section 3 of the Lease, Landlord shall submit its determination of Tenant’s Proportionate Share based on the intended future occupancy and use of the Carver Premises within thirty (30) days of Tenant’s Termination Notice.
     (c) Tenant shall deliver notice of its acceptance or rejection of Landlord’s determination of Tenant’s Proportionate Share within ten (10) days of Landlord’s notice. If Tenant delivers notice of acceptance or fails to deliver notice of rejection to Landlord, Tenant shall be deemed to have accepted Landlord’s determination.
     (d) If Tenant delivers notice of rejection to Landlord, Landlord and Tenant shall have twenty (20) days to negotiate Tenant’s Proportionate Share. If Landlord and Tenant are unable to agree, Tenant’s Proportionate Share shall be determined by Landlord’s third party property manager for the Project, if any. If there is no Project property manager, Landlord shall retain a third party property manager to determine Tenant’s Proportionate Share. Landlord and Tenant agree that any property management firm listed in the property management table of “Ranking Arizona: The Best of Arizona Business” published by Arizona Business magazine shall be acceptable. Determination by a property manager shall be binding on Landlord and Tenant. Landlord and Tenant shall share the costs of determination by a property manager equally.
     (e) If Tenant’s Proportionate Share is not determined prior to the Carver Expiration Date, Landlord’s determination of Tenant’s Proportionate Share shall be used until the property manager makes its determination. Any excess amounts paid by Tenant as a result of Landlord’s determination shall be refunded to Tenant or, at Landlord’s option, may be applied to any amounts then payable by Tenant to Landlord or to the next maturing monthly installment of Rent. Any deficiency resulting from Landlord’s determination shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of Landlord’s reconciliation statement indicating the amount of such deficiency together with calculations based on property manager’s determination of Tenant’s Proportionate Share.
     2. Estimate and Reconciliation.
     (a) From time to time, Landlord shall furnish Tenant an estimate of the Operating Costs on a per annum basis. Commencing with the first month to which an estimate applies,

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Tenant shall pay, in addition to the Base Rent, an amount equal to one-twelfth (1/12th) such estimate multiplied by Tenant’s Proportionate Share; provided, however, if less than ninety-five percent (95%) of the rentable area of the Project shall be occupied by tenants during the period covered by such estimate, the estimated Operating Costs for such period shall be increased to an amount reasonably determined by Landlord to be equivalent to the Operating Costs that would be incurred if occupancy would be at least ninety-five percent (95%) during the entire period.
     (b) Within one hundred eighty (180) days after the expiration of each calendar year in the Term for which Tenant has paid its Proportionate Share of Operating Costs, Landlord shall deliver to Tenant a statement of the actual Operating Costs for such year. If the actual Operating Costs for such year are more or less than the estimated Operating Costs, a proper adjustment shall be made; provided, however, if less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenants at any time during such period, the actual Operating Costs for such period shall be increased to an amount reasonably determined by Landlord to be equivalent to the Operating Costs that would have been incurred had such occupancy been at least ninety-five percent (95%) during the entire period.
     (c) Any excess amounts paid by Tenant shall be refunded to Tenant with such statement or, at Landlord’s option, may be applied to any amounts then payable by Tenant to Landlord or to the next maturing monthly installment of Rent. Any deficiency between the estimated and actual Operating Costs shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of Landlord’s reconciliation statement. Any amount, owing for a fractional year shall be prorated.
     3. Operating Costs — Defined. For the purposes of this Lease, “Operating Costs’’ shall mean all costs and expenses accrued, paid or incurred by Landlord, or on Landlord’s behalf, in respect of the use, management, repair, service, insurance, condition, operation and maintenance of the Project. Excluded from Operating Costs shall be the following:
     (a) interest on and amortization of debts secured by the Project:
     (b) leasehold improvements, including redecorating made for tenants of the Building;
     (c) brokerage commissions, advertising expenses and legal fees for procuring tenants for the Project
     (d) the cost of any item included in Operating Costs to the extent that such cost is reimbursed or paid directly by an insurance company, condemnor, a tenant of the Project or any other party;
     (e) any interest or penalties due to late payment by Landlord of any of the Operating Costs, except to the extent such interest on penalty is caused by Tenant’s failure to comply with any of Tenant’s obligations under the Lease;
     (f) expenses for any item or service not provided to Tenant but provided exclusively to certain other tenants in the Project;

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     (g) fees paid to affiliates of Landlord in excess of the fair market value of such services provided in exchange therefore;
     (h) marketing or advertising costs;
     (i) Landlord’s financing or refinancing costs;
     4. Inspection Rights. Tenant, at its expense, shall have the right upon fifteen (15) days prior written notice to Landlord (an “Audit Notice”) to be given only within ninety (90) days after Tenant receives the annual statement of Operating Costs to audit Landlord’s books and records relating to such statement for such immediately preceding year with respect to any specific charge or charges disputed in writing by Tenant, subject to the further terms and provisions of this Exhibit B: (a) no audit shall be conducted at any time that Tenant is in breach or default of any of the terms, covenants or provisions of this Lease; (b) any audit shall be conducted only by independent certified public accountants practicing for an accounting firm of national or regional prominence, employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis, or by consultants employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis, or by Tenant’s employees; and (c) Tenant shall not audit Landlord’s books and records more than one (1) time for any year. Tenant acknowledges that Tenant’s right to inspect Landlord’s books and records with respect to Operating Costs for the preceding year is for the exclusive purpose of determining whether Landlord has complied with the terms of this Lease with respect to Operating Costs. Tenant shall have ninety (90) days after Landlord makes available Landlord’s books and records concerning Operating Costs to complete Tenant’s inspection at a location designated by Landlord in the Phoenix metropolitan area. Tenant shall not remove such records, but Tenant shall have the right to make copies of the relevant documents at Tenant’s sole cost and expense. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days after receipt by Tenant. If Tenant elects to audit such books and records, Landlord shall reasonably cooperate with Tenant, and any deficiency or overpayment disclosed by such audit, upon confirmation thereof, shall be promptly paid by or credited to Tenant for application against future payments of Operating Costs, as the case may be; provided, however, that if any refund remains unpaid as of the expiration of the Lease Term or earlier termination of this Lease, Landlord shall, within thirty (30) days thereafter, pay such refund to Tenant or credit such refund against any amounts owed to Landlord by Tenant pursuant to the terms of this Lease. The nature and content of any audit are strictly confidential. Tenant shall not disclose the information obtained from the audit to any other person or entity including, without limitation, any other tenant in the Project or any representative of any such tenant in the Project. In the event Tenant’s audit shall disclose that Landlord has overstated Tenant’s Proportionate Share of Operating Costs by five percent (5%) or more during any one (1) year, then Landlord shall pay for the reasonable costs of the audit, not to exceed, however, Five Thousand and No/100 Dollars ($5,000.00).

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